Free Writing Prospectus
                                                    Filed Pursuant to Rule 433
                                      Registration Statement No. 333-127620-25
Disclaimer


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus
(the

"Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the prospectus to you if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

--------------------------------
Consider carefully the Risk                   TERM SHEET SUPPLEMENT
Factors beginning on page S-18      Asset-Backed Certificates, Series 2006-4
in this term sheet supplement             GSAA Home Equity Trust 2006-4
and page 2 in the prospectus.                    Issuing Entity

The certificates will                     GS Mortgage Securities Corp.
represent interests in GSAA                         Depositor
Home Equity Trust 2006-4 and
will not represent interests             Goldman Sachs Mortgage Company
in or obligations of the                             Sponsor
depositor, the underwriter,
the master servicer, the                     Wells Fargo Bank, N.A.
sponsor, the securities           Master Servicer and Securities Administrator
administrator, the servicers,
the responsible parties, the          Deutsche Bank National Trust Company
trustee or any of their                              Trustee
respective affiliates.
-------------------------------              Avelo Mortgage, L.L.C.
                                       Countrywide Home Loans Servicing LP
                                                    Servicers

                                             Date: February 22, 2006

                               ----------------

Each class of certificates will receive monthly distributions of interest, principal or both, commencing on March 27, 2006.

Assets of the Issuing Entity--

     o Adjustable-rate Alt-A type mortgage loans secured by first lien mortgages or deeds of trust on residential real estate properties.

Credit Enhancement--

     o Subordination of the subordinate certificates to the senior certificates as described in this term sheet supplement under "Description of the Certificates--Subordination and Allocation of Losses" and "Credit Enhancements--Subordination";
     o Shifting interest as described in this term sheet supplement under "Credit Enhancements--Shifting Interests"; and
     o Cross-collateralization as described in this term sheet supplement under "Credit Enhancements--Cross- Collateralization."


                             Goldman, Sachs & Co.
             For use with base prospectus dated November 17, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                   TERM SHEET SUPPLEMENT AND THE PROSPECTUS

                  We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

                  You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption "Index of Terms" beginning on page S-106 in this term sheet supplement and under the caption "Index" beginning on page 123 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

                               TABLE OF CONTENTS


TABLE OF CONTENTS......................................S-3


SUMMARY INFORMATION....................................S-5

     The Transaction Parties...........................S-5
     What You Own......................................S-6
     Statistical Calculation Date......................S-7
     Information About the Mortgage Pool...............S-7
     Servicing of the Mortgage Loans...................S-8
     Rated Final Distribution Date.....................S-9
     The Offered Certificates.........................S-10
     The Other Certificates...........................S-10
     Structural Overview..............................S-11
     Closing Date.....................................S-11
     Cut-off Date.....................................S-11
     Record Date......................................S-11
     Distributions on the Certificates................S-11
     Distributions of Interest and Certificate
       Interest Rates.................................S-11
     Compensating Interest and Interest Shortfalls....S-11
     Distributions of Principal.......................S-12
     Credit Enhancements..............................S-13
     Allocation of Realized Losses....................S-14
     Yield Considerations.............................S-14
     Fees of the Master Servicer, the Securities
       Administrator, the Trustee and the Servicers...S-15
     Required Repurchases or Substitutions of
       Mortgage Loans.................................S-15
     Book-Entry Registration..........................S-15
     Denominations....................................S-16
     Optional Termination of the Trust................S-16
     Legal Investment.................................S-16
     ERISA Considerations.............................S-16
     Federal Income Tax Consequences..................S-16
     Ratings..........................................S-17

RISK FACTORS..........................................S-18


DEFINED TERMS.........................................S-34


THE TRUST FUND........................................S-34


DESCRIPTION OF THE MORTGAGE POOL......................S-34

     General..........................................S-34
     The Mortgage Loans...............................S-37
     The Goldman Sachs Mortgage Conduit Program.......S-38
     Mortgage Conduit Underwriting Guidelines.........S-38
     Countrywide Underwriting Standards...............S-41
     Prepayment Premiums..............................S-48
     The Indices......................................S-48
     Additional Information...........................S-49
     Assignment of the Mortgage Loans.................S-50
     Delivery of Mortgage Loan Documents..............S-51
     Representations and Warranties Relating to
       the Mortgage Loans.............................S-52

THE MASTER SERVICER...................................S-56

     General..........................................S-56
     Compensation of the Master Servicer and the
       Securities Administrator.......................S-57
     Indemnification and Third Party Claims...........S-57
     Limitation of Liability of the Master Servicer...S-58
     Assignment or Delegation of Duties by the
       Master Servicer; Resignation...................S-59
     Master Servicer Events of Default; Waiver;
       Termination....................................S-59
     Reports by the Master Servicer...................S-60
     Assumption of Master Servicing by Trustee........S-60

THE SERVICERS.........................................S-61

     General..........................................S-61
     Countrywide Home Loans Servicing LP..............S-62
     Countrywide Home Loans, Inc......................S-62

THE AGREEMENTS........................................S-65

     General..........................................S-65
     Servicing Standard...............................S-65
     Subservicers.....................................S-66
     Servicing and Trustee Fees and Other
       Compensation and Payment of Expenses...........S-66
     Advances.........................................S-66
     Payments on the Mortgage Loans...................S-67
     Collection and Other Servicing Procedures........S-69
     Hazard Insurance.................................S-70
     Primary Mortgage Insurance.......................S-71

     Optional Repurchase of Delinquent Mortgage Loans.S-71
     Servicer Reports.................................S-71
     The Trustee, the Securities Administrator and
       the Custodians.................................S-72
     Servicer Events of Default.......................S-73
     Rights upon Servicer Event of Default............S-74
     Certain Matters Regarding the Servicers..........S-74
     Certain Matters Regarding the Depositor and
       the Trustee....................................S-75
     Amendment........................................S-76

THE SPONSOR...........................................S-76


STATIC POOL INFORMATION...............................S-77


THE DEPOSITOR.........................................S-78


THE ISSUING ENTITY....................................S-78


THE TRUSTEE...........................................S-79


THE SECURITIES ADMINISTRATOR..........................S-80


THE CUSTODIANS........................................S-80


DESCRIPTION OF THE CERTIFICATES.......................S-81

     General..........................................S-81
     Distributions....................................S-83
     Principal Distribution Amount....................S-85
     Subordination and Allocation of Losses...........S-87
     The Residual Certificates........................S-89
     Available Distribution Amount....................S-90
     Termination; Optional Clean-Up Call..............S-91
     Rated Final Distribution Date....................S-92
     Reports to Certificateholders....................S-92

YIELD AND PREPAYMENT CONSIDERATIONS...................S-94

     General..........................................S-94
     Principal Prepayments and Compensating Interest..S-95
     Rate of Payments.................................S-96
     Lack of Historical Prepayment Data...............S-96
     Yield Considerations with Respect to any
     Interest Only Certificates.......................S-97
     Yield Considerations with Respect to the
     Senior Subordinate Certificates..................S-97
     Additional Yield Considerations Applicable
     Solely to the Residual Certificates..............S-97
     Additional Information...........................S-98

CREDIT ENHANCEMENTS...................................S-98

     Subordination....................................S-98
     Shifting Interests...............................S-98
     Cross-Collateralization..........................S-99

FEDERAL INCOME TAX CONSEQUENCES......................S-100

     General.........................................S-100
     Taxation of Regular Certificates................S-100
     Special Tax Considerations Applicable to
     the Residual Certificates.......................S-101
     Restrictions on Transfer of the Residual
     Certificates....................................S-102
     Status of the Offered Certificates..............S-103

CERTAIN LEGAL INVESTMENT ASPECTS.....................S-103


ERISA CONSIDERATIONS.................................S-104


METHOD OF DISTRIBUTION...............................S-105


LEGAL MATTERS........................................S-105


CERTIFICATE RATINGS..................................S-105


INDEX OF TERMS.......................................S-106

                              SUMMARY INFORMATION

                  The following summary highlights selected information from this term sheet supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire term sheet supplement and the prospectus.

                  This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Sponsor" in this term sheet supplement.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Depositor" in this term sheet supplement.

Issuing Entity. GSAA Home Equity Trust 2006-4, a common law trust formed under the laws of the state of New York. See "The Issuing Entity" in this term sheet supplement.

Trustee. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000. See "The Trustee" in this term sheet supplement.

Custodians. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000. JPMorgan Chase Bank, National Association, a national banking association. Its custodial office is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785-5205, attention: GSAA Home Equity 2006-4. U.S. Bank National Association, a national banking association. Its custodial office is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105, attention: GSAA Home Equity Trust 2006-4. See "The Custodians" in this term sheet supplement.

Master Servicer and Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, telephone number
(410) 884-2000, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (410) 884-2000. See "The Master Servicer" and "The Securities Administrator" in this term sheet supplement.

Servicers. It is anticipated that, on the closing date, Avelo Mortgage, L.L.C., a Delaware limited liability company, with its main office located at 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, telephone number
(972) 910-7000, and Countrywide Home Loans Servicing LP, a Texas limited partnership, with its main office located at 7105 Corporate Drive, Plano, Texas 75024, telephone number (972) 526-6285, will be the primary servicers of the mortgage loans. See "The Servicers" in this term sheet supplement.

Originators. The mortgage loans were originated or acquired by Countrywide Home Loans, Inc., a New York corporation and Goldman Sachs Mortgage Conduit, a Goldman Sachs Mortgage Company residential mortgage loan conduit program. Pursuant to the residential mortgage loan conduit program, the sponsor purchases mortgage loans originated by the original mortgage loan sellers if the mortgage loans generally satisfy the sponsor's underwriting guidelines. See "Description of the Mortgage Loan Pool--Countrywide Underwriting Standards" and "--The Goldman Sachs Mortgage Conduit Program" in this term sheet supplement.

Responsible Parties. Countrywide Home Loans, Inc. (together with Goldman Sachs Mortgage Company, each a "responsible party") has made certain representations and warranties with respect to its mortgage loans. Goldman Sachs Mortgage Company will make certain representations and warranties with respect to the mortgage loans, including the mortgage loans in the Goldman Sachs Mortgage Conduit Program.



[THE REMAINDER OF THIS COLUMN HAS BEEN INTENTIONALLY LEFT BLANK]

The following diagram illustrates the various parties involved in the transaction and their functions:


                              [GRAPHIC OMITTED}


What You Own

Your certificates represent interests in certain assets of the trust fund only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund contains a pool of mortgage loans and certain other assets, as described under "The Trust Fund" in this term sheet supplement.

Statistical Calculation Date

All statistical information regarding the mortgage loans in this term sheet supplement is based on the stated principal balances of the mortgage loans as of the statistical calculation date of January 1, 2006, unless otherwise specified in this term sheet supplement.

Information About the Mortgage Pool

The mortgage pool will consist of Alt-A type, adjustable-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties set to mature within 30 years of the date the applicable mortgage loan was originated.

The mortgage loans to be included in the trust will be Alt-A type, adjustable-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsor from Countrywide Home Loans, Inc. and various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program.

On the closing date, the sponsor will transfer the mortgage loans to the depositor and the trust will acquire the mortgage loans from the depositor. The aggregate scheduled principal balance of the mortgage loans as of the statistical calculation date was approximately $894,842,014.

The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 359 months as of the statistical calculation date, and the mortgage loans have the following approximate characteristics:

          Selected Aggregate Mortgage Loan
                    Pool Data(1)

Scheduled Principal Balance:              $894,842,014
Number of Mortgage Loans:                        3,103
Average Scheduled Principal Balance:          $288,380
Interest Only Loans:                            90.21%
Weighted Average Gross Interest Rate:            6.37%
Weighted Average Net Interest Rate(2):           6.12%
Non-Zero Weighted Average FICO Score:              718
Weighted Average Original LTV Ratio:            74.12%
Weighted Average Combined Original
LTV Ratio:                                      81.67%
Weighted Average Stated Remaining Term
(months):                                          359
Weighted Average Seasoning (months):                 1
Weighted Average Months to Roll:                   105
Weighted Average Gross Margin:                   2.27%
Weighted Average Initial Rate Cap:               5.20%
Weighted Average Periodic Rate Cap:              1.98%
Weighted Average Gross Maximum
Lifetime Rate:                                  11.59%
% of Mortgage Loans with Silent
Seconds:                                        46.46%
Weighted Average Non-Zero DTI:                  37.88%
% of Loans with MI:                              3.44%

-------------------
(1) All weighted averages calculated in this table are percentages of scheduled principal balances as of the statistical calculation date.
(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

The mortgage pool may consist of one or more loan groups, some of which together may comprise what is referred to in this term sheet supplement as "track 1" and the remaining of which may comprise what is referred to in this term sheet supplement as "track 2."

Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate adjustment date to a rate based on an index plus a fixed margin.

The first adjustment date generally will occur only after an initial period of approximately seven to ten years after origination.

The index applicable to the mortgage loans may be any one of (i) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, referred to as the one-year CMT loan index, most recently available, generally forty-five days before the applicable interest rate adjustment date, (ii) the six-month LIBOR loan index, most recently available, either twenty-five or forty-five days before the applicable interest rate adjustment date, (iii) the one-year LIBOR loan index most recently available either twenty-five or forty-five days before the applicable interest rate adjustment date or (iv) another index described in the prospectus.

The one-year LIBOR loan index is the index applicable for approximately 75.81% of the mortgage loans and will be calculated using the arithmetic mean of the London Interbank offered rate quotations for one-year U.S. Dollar-denominated deposits.

The six-month LIBOR index is the index applicable for approximately 22.64% of the mortgage loans and will be calculated using the arithmetic mean of the London Interbank offered rate quotations for six-month U.S. Dollar denominated deposits.

The one year CMT loan index is the index applicable for approximately 1.55% of the mortgage loans and will be derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519), during the last full week occurring 45 days prior to the applicable loan adjustment date, and annually thereafter. With respect to the mortgage loans serviced by Countrywide Home Loans Servicing LP, in the event the applicable loan index is no longer available, the servicer will select a substitute index in accordance with the mortgages and in compliance with federal and state law.

The adjustment to the interest rate on a mortgage loan on any single interest rate adjustment date is generally limited to a number of basis points specified in the mortgage note, i.e., a rate adjustment cap.

Certain of the mortgage loans also have a different rate adjustment cap that applies to their initial interest rate adjustment date or a periodic adjustment cap. In addition, the interest rate may be subject to a lifetime cap or an overall maximum interest rate, and may be subject to an overall minimum interest rate. Except for approximately 0.08% of the mortgage loans that are balloon loans, on each interest rate adjustment date, the scheduled payments on a mortgage loan (other than an interest only mortgage loan during the interest only period, if applicable) will be adjusted to an amount that will cause the mortgage loan to be fully amortized by its maturity date, without negative amortization.

The mortgage loans originally were acquired by the sponsor from various other mortgage loan originators as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate mortgage loan purchase agreements or, if applicable, from various mortgage loan sellers through Goldman Sachs Mortgage Company's mortgage conduit program, and are serviced by various other mortgage loan servicers as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate servicing agreements. See "-- The Transaction Parties-- Originators" and "--Servicers" under this summary. It is possible that servicing of certain of the mortgage loans may be transferred to one or more other servicers as described under "--Servicing of the Mortgage Loans" below.


For a further description of the mortgage loans, see "Description of the Mortgage Pool" and Appendix B in the prospectus supplement.

Servicing of the Mortgage Loans

The mortgage loans will be serviced or sub-serviced by Avelo Mortgage, L.L.C. and Countrywide Home Loans Servicing LP. Avelo Mortgage, L.L.C. will service approximately 10.09% of the mortgage loans and Countrywide Home Loans Servicing LP will service approximately 89.91% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the certificateholders. See "The Servicers" in this prospectus supplement.

It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, if applicable, the party that owns the related servicing rights elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

The depositor, or an affiliate of the depositor, will retain certain rights relating to the servicing of certain of the mortgage loans, including the right to terminate certain of the servicers at any time, without cause. See "The Servicers--General".

Wells Fargo Bank, N.A. will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the master servicing and trust agreement. The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus. See "The Master Servicer" in this term sheet supplement.

Wells Fargo Bank, N.A., acting as the securities administrator, will perform certain functions and services on behalf of the trustee, which are described in this term sheet supplement. See "The Agreements" in this term sheet supplement.

     Source of Payments

The mortgagors are required to make monthly scheduled payments of principal and interest to the servicers. Each month, on a date specified in applicable servicing agreement, the servicers will be required to remit all collections attributable to the preceding month, including scheduled payments, principal prepayments, and proceeds of liquidation of mortgage loans, to the master servicer, net of servicing fees and certain other amounts permitted to be retained by each servicer, and prior to the distribution date, the master servicer will be required to remit such amounts to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.

     Advances

Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless such servicer reasonably believes in good faith that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer will advance its own funds to make advances if a servicer fails to do so (unless the master servicer deems the advances to be nonrecoverable) as required under the master servicing and trust agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee scheduled interest and principal payments or insure against losses. No servicer or master servicer (as successor servicer), trustee (as successor master servicer) or any other successor master servicer, as applicable, will be obligated to make any advances of principal on any real estate owned property. See "The Agreements--Advances" in this term sheet supplement.

Rated Final Distribution Date

It is expected that the rated final distribution date for distributions on the certificates will be the distribution date occurring in March 2036. The rated final distribution date of each class of certificates will be determined by adding one month to the maturity date of the latest maturing mortgage loan in the related loan group.

The Offered Certificates

The classes of certificates in the term sheet with an "A" in their class designations are referred to in this term sheet supplement as the "senior certificates." If there is more than one loan group included in the mortgage pool, each class of senior certificates will relate to a specified loan group. In naming the classes of senior certificates, the first numeral (such as "1," "2," "3" and so forth), if any, will refer to the applicable loan group. In addition, the first letter ("A") will refer to the status of the class as senior and the final character will refer to a subclass, if any. For example, the designation of a class of certificates as the "Class 1A Certificates" will refer to a class of senior certificates (and any subclasses) related to loan group 1, the "Class 2A Certificates" will refer to a class of senior certificates (and any subclasses) related to loan group 2, and so forth. Subject to certain crossovers that may be applicable following the occurrence of delinquencies and losses on the mortgage loans, principal on the classes of certificates related to a loan group will be paid solely from the mortgage loans or portions thereof allocated to that loan group.

The classes of certificates in the term sheet with a "B" in their class designations are referred to in this term sheet supplement as the subordinate certificates. A single group of subordinate certificates may be issued, in which case they will generally consist of the class B-1, class B-2, class B-3, class B-4, class B-5 and class B-6 certificates. If two or more separate groups of subordinate certificates are issued, generally a number will precede the "B" designation of each subordinate certificate to indicate the applicable grouping (for example, class 1B1, class 1B2, class 1B3, class 1B4, class 1B5 and class 1B6 certificates and class 2B1, class 2B2, class 2B3, class 2B4, class 2B5 and class 2B6 certificates. Each of these groups of subordinate certificates will relate to all of the mortgage loans in one or more separate tracks of related loan groups and distributions on each group of subordinate certificates will be paid solely from the mortgage loans in the related track.

The only subordinate certificates that will be offered are those subordinate certificates that will be rated with at least an investment grade rating, meaning that generally only the class B-1 (or 1B1 and 2B1), class B-2 (or 1B2 and 2B2) and class B-3 (or 1B3 and 2B3) certificates will be offered. These certificates are sometimes referred to in this term sheet supplement as "senior subordinate certificates."

The class or classes of certificates in the term sheet with an "R" in their class designation are referred to in this term sheet supplement as the residual certificates. One or more separate groups of residual certificates may be issued, and these residual certificates may or may not be offered, in each case as described in the term sheet.

The Other Certificates

Any subordinate certificates issued by the issuing entity without an investment grade rating will not be offered by the term sheet, this term sheet supplement or the prospectus supplement. Generally, the class B-4 (or 1B4 and 2B4), class B-5 (or 1B5 and 2B5) and class B-6 (or 1B6 and 2B6) certificates may be privately offered, and, if so, will be subordinated to the related classes of offered certificates and will provide credit enhancement for the related classes of offered certificates. See "Description of the Certificates --Subordination and Allocation of Losses" in this term sheet supplement.

Only the senior certificates and the senior subordinate certificates will be offered by this term sheet supplement and the term sheet.

The certificates will represent interests in the mortgage pool described above under "--Information About the Mortgage Pool."

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features expected to be applicable to the offered certificates.


               |      Senior         Senior      / \
               |   Certificates   Certificates    |
               |    for One or     for One or     |
Accrued        |   More Related   More Related    |
certificate    |    Loan Groups    Loan Groups    |
interest,      |                                  | Losses
then           |                                  |
principal      |     Class 1B1      Class 2B1     |
               |                                  |
               |     Class 1B2      Class 2B2     |
               |                                  |
              \ /    Class 1B3      Class 2B3     |

                    Non-Offered    Non-Offered
                   Certificates   Certificates

Closing Date

On or about March 2, 2006.

Cut-off Date

February 1, 2006.

Record Date

The record date for the offered certificates and each distribution date will generally be the last business day of the related interest accrual period.

Distributions on the Certificates

Each month, the securities administrator, on behalf of the trustee, will make distributions of interest and/or principal to the holders of the certificates.

Distributions will be made on the 25th day of each month or, if the 25th day is not a business day, on the next succeeding business day, beginning in March 2006, to the holders of record on the preceding record date.

Distributions of Interest and Certificate Interest Rates

On each distribution date, interest on the certificates will be distributed in the order described in the prospectus supplement and "Description of the Certificates--Distributions" in this term sheet supplement.

The certificate rates for the offered certificates will equal the rates described in the footnotes to the table on the cover of the prospectus supplement and as set forth or described in the term sheet. The net rate on a mortgage loan is the mortgage loan's interest rate, net of (i) the servicing fee rate and (ii) the lender paid mortgage insurance rate, if applicable.

Interest to be distributed to each class of certificates on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period. Interest will not accrue on overdue interest. For any distribution date, the interest accrual period will be the preceding calendar month. Interest to be distributed on the certificates will be calculated based on a 360-day year consisting of twelve thirty-day months.

It is possible that, on a distribution date, collections on the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement. If any servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. Such amounts will be paid on future distribution dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, the applicable servicer or successor servicer has agreed to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month's interest on any voluntary principal prepayments received during the prior calendar month; provided, however, that such compensating interest may generally be limited to (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to certain other of the servicers, the respective servicing fee, in each case pursuant to the applicable servicing agreement and as described in the prospectus supplement. Neither the servicers nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

For a description of compensating interest shortfalls and Servicemembers Civil Relief Act interest shortfalls, see "Description of the Certificates--Distributions" and "Yield and Prepayment
Considerations--Principal Prepayments and Compensating Interest" in this term sheet supplement.

Distributions of Principal

As the mortgagors pay principal on the mortgage loans in each loan group, a portion of that principal is distributed to the holders of the senior certificates related to that loan group (other than any interest only certificates). Not every class of certificates will receive principal on each distribution date.

Certain classes of senior certificates may be "super senior certificates" and certain classes of senior certificates may be "senior support certificates." Losses otherwise allocable to any class of super senior certificates will instead be allocated to the related class or classes of senior support certificates, until the class principal balances thereof have been reduced to zero.

A certain class or classes of certificates may be "interest only certificates." This means that investors in any of these classes of certificates, if any, will receive distributions of interest based on the respective class's related notional amount, but investors in interest only certificates will not receive any distributions of principal.

The "notional amount" applicable to a class of certificates on each distribution date will be equal to the total principal balance of the mortgage loans in the applicable loan group having net rates greater than or equal to the pass-through rate on the related interest only certificates, multiplied by the following fraction:

                     The weighted average net rate of all
                          of the related loans minus
                    the designated rate for the loan group
                    --------------------------------------
                     The pass-through rate on the related
                                 certificates.

On each distribution date, a portion of the principal received or advanced on the mortgage loans in a loan group will be distributed to the certificates related to that loan group, as described under "Description of the Certificates--Distributions" in this term sheet supplement.

On each distribution date, the subordinate certificates will be entitled to receive a portion of the scheduled payments of principal received or advanced on the mortgage loans in the related loan group or loan groups, in proportion to their respective class principal balances. The subordinate certificates will generally receive no distributions of principal prepayments for a specified period following the closing date, unless prepayments on the mortgage loans in the related loan group or loan groups exceed certain levels and the delinquencies and losses on those mortgage loans do not exceed certain limits. For a detailed description of the circumstances under which the subordinate certificates would receive a portion of principal prepayments on related mortgage loans during such specified period, see "Description of the Certificates--Distributions" in this term sheet supplement. In addition, under certain conditions described in this term sheet supplement and the prospectus supplement under "Description of the Certificates--Distributions," the amount of principal prepayments otherwise distributable to some classes of subordinate certificates will instead be paid to other subordinate classes with a higher priority.

See Appendix A of the prospectus supplement for a table showing, for each class of offered certificates (other than any interest only certificates), the expected repayment of principal and weighted average lives at different rates of prepayments.

It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class or classes then outstanding), may not receive the full amount of principal distributions to which they are entitled.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Certificates--Distributions" in this term sheet supplement and the prospectus supplement.

Credit Enhancements

     Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to certificateholders related to a loan group or loan groups, the related senior certificates will receive distributions of interest and principal before the related subordinate certificates are entitled to receive distributions of interest or principal, and the related subordinate certificates will receive distributions in order of their numerical class designations. This provides additional security to the related senior certificates. In addition, a senior support certificate, if any, will provide credit support for the related super senior certificate, if any, in each case by absorbing realized losses (other than certain special losses in excess of certain specified levels, as further described in this term sheet supplement) on the related mortgage loans otherwise allocable to the related super senior certificates, as applicable, on each distribution date after the class principal balances of the related subordinate certificates have been reduced to zero. In a similar fashion, each class of related subordinate certificates provides credit enhancement to all other related subordinate certificates with lower numerical class designations.

     Shifting Interests

Unless the aggregate class principal balance of the related subordinate certificates has reached a certain level relative to the related senior certificates or the delinquencies and losses on the related mortgage loans exceed certain limits, the related senior certificates will generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on such mortgage loans for a specified period following the closing date. Thereafter, the related senior certificates (other than any interest only certificates) will generally receive their share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments. This will result in a faster rate of return of principal to those senior certificates than would occur if those senior certificates (other than any interest only certificates) and the related subordinate certificates received all payments pro rata and increases the likelihood that holders of the related senior certificates (other than any interest only certificates) will be paid the full amount of principal to which they are entitled. In the event that the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for such class of subordinate certificates, the aggregate amount of the principal prepayments otherwise payable to the classes of subordinate certificates on such distribution date will not be allocated pro rata to those classes but rather will be allocated to the more senior of the related subordinate classes. For a more detailed description of how principal prepayments are allocated among the senior certificates (other than any interest only certificates) and the related subordinate certificates, see "Description of the Certificates--Principal Distribution Amount" in this term sheet supplement.

     Cross-Collateralization

With respect to certain loan groups, it is possible that, under very limited circumstances, payments on the mortgage loans in one such loan group may be distributed to holders of senior certificates corresponding to another such loan group. As described in greater detail under "Description of the Certificates--Subordination and Allocation of Losses" in this term sheet supplement, the "cross-collateralization" among such loan groups would occur as a result of rapid prepayment and high loss situations. If there are 2 or more tracks of certificates, unless otherwise specified in the prospectus supplement, there will be no "cross-collateralization" or other relationship between or among the tracks.

Allocation of Realized Losses

A loss is realized on a mortgage loan when the applicable servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the servicer and expenses of foreclosure. Losses will be allocated to the related certificates by deducting the net amount of such losses from the class principal balance of such certificates without making any payments to the certificateholders. In general, losses will be allocated in reverse order of numerical designation to the related subordinate certificates, starting with the first most junior class of related subordinate certificates then outstanding. After the class principal balances of the related subordinate certificates have been reduced to zero, any further realized losses will be allocated pro rata to each class of senior certificates related to the loan group in which such losses occurred, based on the outstanding class principal balance of such class, until the class principal balances of all the related senior certificates have been reduced to zero; provided, however, that realized losses that would otherwise be allocated to a super senior certificate (other than special losses in excess of certain specified levels) will first be allocated to the related senior support certificate or certificates until their respective class principal balances are reduced to zero before realized losses are allocated to the related super senior certificates.

The foregoing loss allocation rules will not apply in the case of certain special losses in excess of certain specified levels, which will be allocated pro rata to the senior certificates related to the loan group in which such losses occurred and the related classes of subordinate certificates, based on the aggregate class principal balance of such senior certificates and the related group subordinate amount of the subordinate certificates, respectively. Special losses are losses resulting from mortgagor bankruptcies, fraud and special hazards such as natural disasters that are not covered by standard hazard insurance policies. See "Description of the Certificates--Subordination and Allocation of Losses" in this term sheet supplement.

Yield Considerations

The yield to maturity on your certificates will depend upon, among other things:

o    the price at which the certificates are purchased;

o    the applicable annual certificate interest rate;

o the applicable annual or semi-annual interest rates on the related mortgage loans;

o    the rate of defaults on the related mortgage loans;

o the rate of principal payments (including prepayments) on the related mortgage loans;

o    whether the optional clean-up call is exercised;

o whether there is a delay between the end of each interest accrual period and the related distribution date; and

o    realized losses on the related mortgage loans.

Any interest only certificates will be especially sensitive to the rate of prepayments on the mortgage loans in the related loan group.

See "Risk Factors" and "Yield and Prepayment Considerations" in this term sheet supplement.

Fees of the Master Servicer, the Securities Administrator, the Trustee and the Servicers

As compensation for its services, the master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee which will be remitted to the master servicer by the securities administrator from amounts on deposit in the distribution account. The master servicing fee will be an amount equal to the investment income earned on stated principal balance amounts on deposit in the distribution account during the master servicer float period and paid to the master servicer as compensation for its activities under the master servicing and trust agreement. In the event the master servicer assumes the duties of a servicer under any servicing agreement, it will be entitled to receive as compensation the servicing fees and other compensation that would have been payable to the servicer under that servicing agreement.

The trustee is entitled to a trustee fee, which will be remitted to the trustee by Wells Fargo Bank, N.A. from compensation received in its capacity as master servicer and securities administrator.

Each servicer is entitled, with respect to each mortgage loan serviced by it, to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The monthly servicing fee will be an amount equal to interest at one twelfth of a per annum rate generally equal to 0.250% for certain of the mortgage loans and 0.250% (increasing to 0.375%), for certain other of the mortgage loans, in each case on the stated principal balance of each mortgage loan. See "The Agreements--Servicing and Trustee Fees and Other Payment of Expenses" in this term sheet supplement.

Optional Repurchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent as described in this term sheet supplement under "The Agreements--Optional Repurchase of Delinquent Mortgage Loans."

Required Repurchases or Substitutions of Mortgage Loans

If, with respect to any mortgage loan any of the representations and warranties made by any responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, such responsible party will be obligated to repurchase, or, substitute for, as applicable, the mortgage loan as further described in this term sheet supplement under "Description of the Mortgage Pool--Delivery of Mortgage Loan Documents" and "--Representations and Warranties Relating to the Mortgage Loans."

Book-Entry Registration

In general, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company. See "Description of the Securities--Book-Entry Registration" in the prospectus. In addition, the residual certificates are subject to certain transfer restrictions. See "Federal Income Tax Consequences" in this term sheet supplement.

Denominations

The certificates (other than the residual certificates) are offered in minimum denominations of not less than $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000. Each of the residual certificates offered by this term sheet supplement will have an initial class principal balance of $100. With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

Optional Termination of the Trust

The master servicer may, at its option, solicit no fewer than three bids for the sale of all of the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. The proceeds of the resulting sale of the trust property will be distributable to each outstanding class of the certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

Legal Investment

It is expected that the offered certificates, other than certain offered subordinate certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
- commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or another nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Certain Legal Investment Aspects" in this term sheet supplement.

ERISA Considerations

If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an offered certificate. The residual certificates may not be purchased by or transferred to such a plan or to similar governmental plans. See "ERISA Considerations" in this term sheet supplement and "ERISA Considerations--Underwriter Exemption" in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made for the trust fund. The certificates, other than the residual certificates, will represent ownership of regular interests and will generally be treated as debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual method of accounting. For federal income tax purposes, the residual certificates will represent ownership of the residual interest in one or more REMICs.

Any interest only certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the residual certificates, see "Federal Income Tax Consequences" in this term sheet supplement and the prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

Ratings

In order to be issued, the offered certificates must be assigned ratings not lower than the rating or ratings indicated under "Certificate Ratings" in this term sheet supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.








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                                     S-17

                                 RISK FACTORS

                  THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

                  THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.



Less Stringent Underwriting Standards and the     The mortgage loans were made, in part, to mortgagors who, for one reason or
Resultant Potential for Delinquencies on the      another, are not able, or do not wish, to obtain financing from traditional
Mortgage Loans Could Lead to Losses on Your       sources. These mortgage loans may be considered to be of a riskier nature than
Certificates                                      mortgage loans made by traditional sources of financing, so that the certificateholders may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of mortgagors. The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

There Is No Guarantee That You Will Receive       As the mortgagors make payments of interest and principal on their mortgage
Principal Payments on Your Certificates at        loans, you will receive payments on your certificates. Because the mortgagors
Any Specific Rate or on Any Specific Dates        are free to make those payments faster than scheduled, you may receive distributions faster than you expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

The Yield on Your Certificates Is Directly        The yield to maturity on your certificates is directly related to the rate at
Related to the Prepayment Rate on the             which the mortgagors pay principal on the mortgage loans in the related loan
Mortgage Loans                                    group or loan groups. Principal payments on the mortgage loans may be in the following forms: scheduled principal payments; principal prepayments, which consist of prepayments in full or partial prepayments on a mortgage loan including prepayments received as a result of condemnation of a mortgaged property or certain proceeds of insurance relating to a mortgaged property that are not used to repair the property; and liquidation principal, which is


                                                               S-18


                                                  the principal recovered after foreclosing on or otherwise liquidating a defaulted mortgage loan.

                                                  The rate of prepayments is affected by a number of factors, and it is likely to fluctuate significantly over time. Under the terms of the related mortgage notes, as the statistical calculation date, approximately 45.02% of the mortgage loans, by aggregate unpaid principal balance, may be prepaid by the mortgagors at any time without penalty. All of the mortgage loans in the trust fund are hybrid adjustable rate mortgage loans having an initial fixed rate period. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans during the initial fixed rate period may be subject to a greater rate of principal prepayments in a declining interest rate environment. If prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant, because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates. General economic conditions and homeowner mobility will also affect the prepayment rate. Each mortgage loan contains a "due-on-sale" clause that the related servicer is obligated to exercise unless prohibited from doing so by applicable law. Therefore, the sale of any mortgaged property is likely to cause a prepayment in full of the related mortgage loan. In addition, an increased rate of mortgagor defaults, any repurchases of mortgage loans by the servicer due to breaches of its representations or warranties or an early exercise of the optional clean-up call will accelerate the rate of principal repayment on the related certificates. A rate of principal repayment which is different from that which you anticipate may result in one or more of the following consequences:

                                                  o    if you purchase a certificate at a premium over its original class principal balance and the rate of prepayments is faster than you expect, your yield may be lower than you anticipate;

                                                  o    if you purchase a certificate at a discount from its original class principal balance and the rate of principal payments is slower than you expect, your yield may be lower than you anticipate;

                                                  o    if you purchase an interest only certificate and the rate of principal payments on the related mortgage loans is faster than you expect, your yield may be


                                                               S-19


                                                       significantly lower than you anticipate, and may cause you to fail to recover your initial investment in your certificates;

                                                  o    if you purchase a certificate at par, your yield will generally not be affected by principal repayment rate fluctuations; however, an extension of the weighted average life of your certificates due to a slower than anticipated rate of repayment may adversely affect the market value of your certificates; and

                                                  o    if the rate of principal repayment is faster than anticipated in a decreasing interest rate environment, you may not be able to reinvest the principal distributions you receive on your certificates at a rate that is comparable to the certificate rate on your certificates.

                                                  We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts for mortgage loans of the type included in the trust fund over an extended period of time, and the experience with the mortgage loans included in the trust fund is insufficient to draw any conclusions regarding the expected prepayment rates on such mortgage loans. The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors.
                                                  The lack of uniformity in the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. See "Yield and Prepayment Considerations" in this term sheet supplement and in the prospectus.

The Yield on Your Certificates Will Be            The certificate rates on the offered certificates will be based on or limited by
Affected by Changes in the Mortgage Interest      the net mortgage interest rates on the mortgage loans. The interest rate on each
Rates                                             of the mortgage loans is fixed for an initial period from the respective date of origination. Thereafter, the mortgage interest rate on each such mortgage loan will be adjusted to equal the sum of an index and a margin. Increases and decreases in interest rates may be limited for any interest rate adjustment date
                                                  (i.e., an initial or a periodic adjustment cap). In addition, the mortgage interest rates may be subject to an overall maximum and minimum interest rate.
                                                  For information


                                                               S-20


                                                  regarding the remaining fixed periods for the mortgage loans, see "Description of the Mortgage Pool" in this term sheet supplement. The yield on the certificates, which bear certificate rates based on or limited by the weighted average of the net rates of the mortgage loans in the related loan group or loan groups, will be directly affected by changes in such weighted average net rates.

Losses on the Mortgage Loans Will Reduce the      A loss will be realized on a mortgage loan when it is liquidated and the
Yield on the Certificates                         liquidation proceeds are less than the outstanding principal balance, accrued but unpaid interest and certain related expenses on such mortgage loan. After
      Allocation of Allocation of                 the aggregate class principal balances of the non-offered subordinate certificates have been reduced to zero, losses (other than certain excess special losses) on the mortgage loans in the related loan group or loan groups will be allocated exclusively to the offered subordinate certificates, in reverse order of seniority, and, as a result, these certificates will be extremely sensitive to losses on the mortgage loans in the related loan group or groups. After the aggregate class principal balances of the related subordinate certificates have been reduced to zero, all further losses on the related mortgage loans will be allocated, pro rata, to the classes of senior certificates related to the mortgage loans that have experienced realized losses; provided, however, that any realized losses allocable to any super senior certificates (other than certain excess special losses) will first be allocated to the any senior support certificates until the class principal balance of the senior support certificates has been reduced to zero, and then will be allocated to super senior certificates in reduction of their class principal balance. See "Description of the Certificates-Subordination and
                                                  Allocation of Losses" in this term sheet supplement.

Subordinate Certificates Provide Credit           Because the subordinate certificates provide credit support only for the related
Support Only for the Senior Certificates in       senior certificates, it is possible that the class principal balances of the
the Related Loan Groups                           senior certificates may be reduced as the result of realized losses in the related loan groups even though more subordinate certificates related to another loan group remain outstanding. For example, if you own certificates and losses on mortgage loans in the related loan group or loan groups exceed the aggregate principal balances of the related subordinate certificates, additional losses on mortgage loans in the loan group related to your certificates will be allocated



                                                               S-21


                                                  to your certificates even though another track of subordinate certificates may remain outstanding.

Excess Special Losses Will Be Allocated Pro       Special losses on the mortgage loans due to mortgagor bankruptcies, fraud and
Rata to all Related Certificates                  special hazards in excess of certain specified levels will be allocated pro rata to all classes of senior certificates related to the loan group in which the losses occurred and the related subordinate certificates, based on the aggregate class principal balance of such senior certificates and the related group subordinate amount of the related subordinate certificates, respectively.

Senior Support Certificates Will Absorb           If you own any senior support certificates, your class principal balance will be
Losses Allocable to the Super Senior              reduced (after the class principal balances of the related subordinate
Certificates                                      certificates have been reduced to zero) by the principal portion of the realized losses (other than certain special losses in excess of certain specified levels)
                                                  allocable to any super senior certificates in addition to the losses allocable to any senior support certificates. Because no realized losses (other than certain special losses in excess of certain specified levels) will be allocated to any super senior certificates until the class principal balance of the related senior support certificates has been reduced to zero, the senior support certificates will be more sensitive to the loss experience of the related mortgage loans than other senior certificates.

Potential Inadequacy of Credit Enhancement        Because the offered subordinate certificates may be divided into tracks, a grouping of offered subordinate certificates may represent an interest in all of the mortgage loans in certain loan groups only, the class principal balances of such subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any such loan group. As a result, losses on mortgage loans in one such loan group will reduce the loss protection provided by such subordinate certificates to the senior certificates corresponding to the other such loan groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

Certain Interest Shortfalls Will Be Allocated     When a mortgagor makes a full or partial prepayment on a mortgage loan, the
Pro Rata to the Related Certificates              amount of interest that the mortgagor is required to pay will likely be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. Each servicer is generally required to reduce its servicing fee to offset this shortfall, but the reduction for any distribution date is generally limited to, (i) with respect to Countrywide Home
                                                  Loans Servicing LP (servicing non-conduit mortgage loans), the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans, or (ii) with respect to
                                                  Avelo Mortgage, L.L.C. and Countrywide Home Loans Servicing LP


                                                               S-22


                                                  (servicing conduit mortgage loans), the respective servicing fee. If the aggregate amount of interest shortfalls resulting from prepayments in any loan group exceeds the amount of the reduction in the servicing fees, the interest entitlement of the senior certificates related to such loan group and the related subordinate certificates will be reduced pro rata by the amount of this interest shortfall, based on the amounts of interest payable to such senior certificates and the interest that would be payable to a portion of the related subordinate certificates equal to the related group subordinate amount, respectively.

                                                  In addition, the certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, or other comparable state or local statutes (such as comparable provisions of the California Military and Veterans Code). These laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan. The
                                                  Servicemembers Civil Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. Shortfalls resulting from application of these laws are not required to be paid by the mortgagor at any future time and will not be offset by a reduction in the servicing fee. These shortfalls in any loan group will reduce accrued interest on each class of senior certificates related to such loan group and the related subordinate certificates, on a pro rata basis, based on the amounts of interest payable to such senior certificates and the interest that would be payable to a portion of the related subordinate certificates equal to the related group subordinate amount, respectively.

                                                  These laws may also impose certain limitations that may impair the servicer's ability to foreclose on an affected mortgage loan during the mortgagor's period of active service and, under some circumstances, during an additional period thereafter.


                                                               S-23


Delinquent Mortgage Loans in the Trust Could      As of the statistical calculation date, approximately 0.05% of the mortgage
Increase the Possibility of Losses Suffered       loans were 30 to 59 days delinquent.
by the Trust
                                                  As a result, the mortgage loan pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics.
                                                  It is possible that a delinquent mortgage loan will never become current or, if it does become current, that the mortgagor may become delinquent again.

                                                  As a result of these factors, the mortgage loans may have increased delinquencies and losses as compared to other mortgage pools. To the extent not otherwise covered by credit enhancement, such increased delinquencies and losses may result in the reduction of amounts available for distribution on your certificates.

High Loan-to-Value Ratios Increase Risk of        Mortgage loans with higher original loan-to-value ratios may present a greater
Loss                                              risk of loss than mortgage loans with original loan-to-value ratios of 80% or below. As of the statistical calculation date, approximately 3.44% of the mortgage loans had loan-to-value ratios in excess of 80%. Although all of the mortgage loans with loan-to-value ratios of in excess of 80% have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those mortgage loans.

                                                  Additionally, the determination of the value of a mortgaged property used in the calculation of the loan to value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Threat of Terrorism and Related Military          The effects that military action by U.S. forces in Iraq and Afghanistan or other
Action May Affect the Yield on the                regions and terrorist attacks in the United States or other incidents and
Certificates                                      related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.
                                                  Prospective investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to mortgagors affected in some way by possible future events. In addition, activation of additional U.S.
                                                  military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, or comparable state


                                                               S-24


                                                  or local statutes. As described above, any reductions in the amount of interest collected on the mortgage loans in any loan group as a result of the application of the Servicemembers Civil Relief Act, or comparable state or local statutes will reduce accrued interest on each class of senior certificates related to such loan group and the subordinate certificates, on a pro rata basis, based on the amounts of interest payable to such senior certificates and the interest that would be payable to a portion of the subordinate certificates equal to the related group subordinate amount, respectively.

The Concentration of Mortgage Loans with          The concentration of mortgage loans with specific characteristics relating to
Certain Characteristics May Change Over Time,     the types of properties, property characteristics and geographic location are
which May Affect the Timing and Amount of         likely to change over time. Principal payments may affect the concentration
Payments on the Certificates                      levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than payments are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Payments from the Mortgage Loans Are the Sole     The certificates do not represent an interest in or obligation of the depositor,
Source of Payments on the Certificates            the master servicer, any servicer, the securities administrator, the trustee, any custodian, the underwriter or any of their respective affiliates. The depositor does, however, have limited obligations in the case of breaches of certain limited representations and warranties made by it in connection with its transfer of the mortgage loans to the trustee. The certificates are not insured by any financial guaranty insurance policy. No governmental agency or instrumentality and none of the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the underwriter or any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, investors will have no recourse to the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the underwriter or any of their affiliates.


                                                               S-25


Geographical Concentration May Increase Risk      The yield to maturity on your certificates may be affected by the geographic
of Loss                                           concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience relatively higher rates of loss and delinquency on mortgage loans. In addition, certain regions may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans.

                                                  Goldman Sachs Mortgage Company will represent and warrant, to its knowledge, as of the closing date that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether Goldman Sachs Mortgage Company had knowledge of any such damage,
                                                  Goldman Sachs Mortgage Company will be required to cure or repurchase the affected mortgage loan in the manner and to the extent described in this term sheet supplement. Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement. Any damage to a property that secures a mortgage loan in the trust fund occurring after the closing date will not be a breach of this representation and warranty.

                                                  Special hazard losses resulting from natural disasters in excess of a specified amount will be allocated pro rata to all classes of senior certificates related to the loan group in which the losses occurred and all classes of related subordinate certificates, as described in this term sheet supplement under
                                                  "Description of the Certificates-Subordination and Allocation of Losses."

Factors that Reduce Collections Could Cause       A decline in real estate values or changes in mortgage market interest rates may
Early Repayment, Delayed Payment or Reduced       affect the yield on your certificates. If the residential real estate market in
Payment on the Certificates                       the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become greater than or equal to the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced


                                                               S-26


                                                  in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

Delay in Receipt of Liquidation Proceeds;         Substantial delays could be encountered in connection with the liquidation of
Liquidation Proceeds May Be Less Than the         delinquent mortgage loans. Further, reimbursement of advances made on a mortgage
Mortgage Loan Balance                             loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates. If a mortgaged property fails to provide adequate security for the mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of        Mortgage loans with higher combined original loan-to-value ratios may present a
Loss                                              greater risk of loss than mortgage loans with original loan-to-value ratios of
                                                  80% or below.

                                                  Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Violation of Various Federal, State and Local     There has been an increased focus by state and federal banking regulatory
Laws May Result in Losses on the Mortgage         agencies, state attorneys general offices, the Federal Trade Commission, the
Loans                                             U.S. Department of Justice, the U.S. Department of Housing and Urban Development
                                                  and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging mortgagors excessive fees, imposing higher interest rates than the mortgagor's credit risk warrants and failing to adequately disclose the material terms of loans to the mortgagors.

                                                  Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair
                                                  and


                                                               S-27


                                                  deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                                  The mortgage loans are also subject to federal laws, including:

                                                  o    the Federal Truth in Lending Act and Regulation Z promulgated under that
                                                       Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                                  o    the Equal Credit Opportunity Act and Regulation B promulgated under that
                                                       Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                                  o    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

                                                  Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                                                  Each of the responsible parties has represented that each mortgage loan originated or acquired by it is in compliance with applicable federal, state and local laws and regulations. In addition, each of the responsible parties has also represented to the effect that none of the mortgage loans is considered (a)
                                                  a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan
                                                  (excluding "covered home loans" as defined under clause (1) of the definition of
                                                  "covered home loans" in the New Jersey Home Ownership Security Act of 2002)
                                                  under applicable state, federal or local laws. In the event of a breach of any of such representations, the applicable responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan and the trust will be reimbursed for any and all costs, losses and damages associated with any violation of


                                                               S-28


                                                  applicable state, federal or local anti predatory or anti abusive laws and regulations in the manner and to the extent described in this term sheet supplement.

The Responsible Parties May Not Be Able to        Each of the responsible parties has made various representations and warranties
Repurchase Defective Mortgage Loans               related to the mortgage loans. Those representations are summarized in
                                                  "Description of the Mortgage Pool-Representations and Warranties Relating to the
                                                  Mortgage Loans" in this term sheet supplement.

                                                  If a responsible party fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then such responsible party would be required to repurchase the defective mortgage loan.
                                                  It is possible that the responsible parties may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of any responsible party to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Increased Use of New Mortgage Loan Products       In recent years, borrowers have increasingly financed their homes with new
by Borrowers May Result in a Decline in Real      mortgage loan products, which in many cases have allowed them to purchase homes
Estate Values Generally                           that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the securities, may not perform as you anticipate.

The Ratings on Your Certificates Could Be         Each rating agency rating the offered certificates may change or withdraw its
Reduced or Withdrawn                              initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No assigning rating agency is obligated to maintain its ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.


                                                               S-29


The Offered Certificates May Not Be Suitable      The offered certificates are not suitable investments for any investor that
Investments                                       requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of Servicer to Perform or Insolvency      The amount and timing of distributions on your certificates generally will be
of Servicer May Adversely Affect the Yield on     dependent on the servicers performing their servicing obligations in an adequate
the Certificates                                  and timely manner. See "The Servicers" in this term sheet supplement. If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans. If any servicer becomes the subject of bankruptcy or similar proceedings, the trustee's claim to collections in that servicer's possession at the time of the bankruptcy or other similar filing may not be perfected. In this event, funds available to pay principal and interest on the certificates may be delayed or reduced.

Delinquencies Due to Servicing Transfer           It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, if applicable, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

                                                  All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There


                                                               S-30


                                                  can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

                                                  See "The Servicers-General" and "The Agreements-Rights upon Servicer Event of
                                                  Default" in this term sheet supplement.

Servicing Fee May Be Insufficient to Engage       Because the fees payable to the master servicer and the servicers may be based
Replacement Master Servicer or Servicers          on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or replacement servicer to accept a successor appointment. In addition, to the extent the mortgage pool has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

Attempted Recharacterization of the Transfer      We expect that the transfer of the mortgage loans from the various transferors
from Goldman Sachs Mortgage Company to the        to Goldman Sachs Mortgage Company, from Goldman Sachs Mortgage Company to the
Depositor and from the Depositor to the           depositor and from the depositor to the trustee will each be characterized as a
Trustee Could Delay or Reduce Payments to         sale. Each of the transferors to Goldman Sachs Mortgage Company, Goldman Sachs
Investors in the Certificates                     Mortgage Company and the depositor has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of any such transferor, Goldman
                                                  Sachs Mortgage Company or the depositor may take the position that the transfer of the mortgage loans to Goldman Sachs Mortgage Company, the depositor or the trustee, respectively, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, Goldman Sachs Mortgage Company, the depositor or the trustee, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If one or more of these events occur, payments on the certificates could be delayed or reduced.

The Lack of Secondary Markets May Make It         The underwriter is not required to assist in resales of the offered
Difficult for You to Resell Your Certificates     certificates, although it may do so. A secondary market for the offered certificates may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your certificates. The offered certificates will not be listed on any securities exchange.


                                                               S-31


Residual Certificates May Have Adverse Tax        For federal income tax purposes, certain of the residual certificates will
Consequences                                      represent the "residual interest" in the lower tier REMIC that will hold all assets relating to certain loan groups. Certain of the residual certificates will represent the "residual interest" in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMICs. Holders of the residual certificates must report as ordinary income or loss the net income or the net loss of the related REMIC whether or not any cash distributions are made to them. Net income from one REMIC generally may not be offset by a net loss from another REMIC. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the residual certificates other than the distribution of their principal balance and interest on that balance. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of the residual certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as
                                                  "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction. Due to their tax consequences, the residual certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the residual certificates may not be acquired by ERISA plans or similar governmental plans. The Internal Revenue Service has issued guidance regarding safe harbors for transfers of non-economic residual interests such as the residual certificates. See "Descriptions of the Certificates-The Residual Certificates"
                                                  in this term sheet supplement.

The Lack of Physical Certificates May Cause       You will not have a physical certificate if you own an offered certificate. As a
Delays in Payment and Cause Difficulties in       result, you will be able to transfer your certificates only through The
Pledging or Selling Your Certificates             Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a certificate of one of these classes to a person who does not participate in The Depository Trust Company system may be limited due to the absence of a physical certificate. Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop. In addition, you may experience some delay in receiving distributions on these certificates because the securities administrator will not send distributions directly to you.


                                                               S-32


                                                  Instead, the securities administrator will send all distributions to The
                                                  Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly or indirectly through indirect participants.

Default Risk on Mortgage Loans with Interest      Certain of the mortgage loans may provide for payment of interest at the related
Only Payments                                     mortgage interest rate, but no payment of principal, for a certain period of time following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

                                                  The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a related certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

                                                  If a recalculated monthly payment as described above is substantially higher than a mortgagor's previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

                                 DEFINED TERMS

                  You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption "Index of Terms" beginning on page S-106 in this term sheet supplement and under the caption "Index" beginning on page 123 of the prospectus. Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

                                THE TRUST FUND

                  The master servicing and trust agreement dated as of February 1, 2006 (the "Trust Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Wells Fargo Bank, N.A. ("Wells Fargo"), as master servicer and securities administrator (in each such capacity, the "Master Servicer" or "Securities Administrator", as applicable), Deutsche Bank National Trust Company ("Deutsche Bank"), as trustee (the "Trustee"), and each of Deutsche Bank, JPMorgan Chase Bank, National Association ("JPMorgan") and U.S. Bank National Association ("U.S. Bank"), as custodians (each, a "Custodian" and together, the "Custodians") will establish the GSAA Home Equity Trust 2006-4, a common law trust formed under the laws of the state of New York (the "Trust Fund" or "Issuing Entity") and the Mortgage Loans will be assigned to the Trustee on behalf of certificateholders. The Trustee on behalf of certificateholders will own the right to receive all payments of principal and interest on a pool of mortgage loans (the "Mortgage Loans") due after February 1, 2006 (the "Cut-Off Date"). These payments, when remitted to the Master Servicer by the applicable Servicer (being deposited into a "Distribution Account"), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the "Certificate Account"). In exchange for the Mortgage Loans and other property, the Securities Administrator on behalf of the Trust Fund will execute and the certificate registrar will authenticate and deliver the certificates to the Depositor. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

          o the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

          o    the maturity date of the Mortgage Loan; and

          o the initial mortgage interest rate and information about how that mortgage interest rate will be adjusted.

The Trust Fund will also contain other property, including:

          o a security interest in insurance policies related to individual Mortgage Loans, if applicable;

          o any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

          o    amounts held in the Certificate Account.

                       DESCRIPTION OF THE MORTGAGE POOL

General

                  The description of the mortgage pool and the mortgaged properties in this section and in the term sheet is based on the Mortgage Loans as of the statistical calculation date, which is

January 1, 2006 (the "Statistical Calculation Date"), after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this term sheet supplement and in the term sheet to "scheduled principal balance" refer to the scheduled principal balance as of the Statistical Calculation Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balances of the related Loan Group, based on the scheduled principal balances of the Mortgage Loans after giving effect to scheduled monthly payments due on or prior to the Statistical Calculation Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Statistical Calculation Date of the related Mortgage Loans determined in the same way. Before the issuance of the certificates, Mortgage Loans may be removed from or added to the mortgage pool as a result of principal prepayments, delinquencies or otherwise. We believe that the information in this term sheet supplement and in the term sheet for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary. See "--Additional Information" below.

                  The mortgage pool will consist of Mortgage Loans (that may be grouped together into different tracks, such as "Track 1 Loans" and "Track 2 Loans"). The mortgage pool may consist of one or more loan groups (each, a "Loan Group"). If applicable, certain Loan Groups, collectively, may be referred to in this term sheet supplement as the "Track 1 Loan Group," and if applicable, certain Loan Groups, collectively, may be referred to in this term sheet supplement as the "Track 2 Loan Group" (each, a "Track Loan Group"). If the mortgage pool is not divided into separate tracks, references in this term sheet supplement to the Track 1 Loan Group and the Track 2 Loan Group, collectively, will refer to the mortgage pool.

                  The Mortgage Loans consist of conventional, Alt-A type, adjustable rate, first lien residential mortgage loans secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties (each, a "Mortgaged Property"). Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate Adjustment Date (the "Adjustment Date") to a rate based on an index plus a fixed margin (the "Margin"). Each Mortgage Loan uses the One-Year CMT Loan Index (described below), the One-Year LIBOR Loan Index (described below) or the Six-Month LIBOR Loan Index (described below) as its relevant index (or such other index as described in the prospectus and the prospectus supplement) (each, an "Index"). The Mortgaged Properties, which may include one- to four-family dwelling units, individual condominium units, cooperatives or individual units in planned unit developments have the additional characteristics described below and in the prospectus.

                  Each Mortgage Loan will have an original term to maturity from the due date of its first Scheduled Payment of not more than 30 years. All Mortgage Loans will have principal (if applicable) and interest payable on the first day of each month (the "Due Date"). Certain of the Mortgage Loans may pay interest only and will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

                  Certain of the Mortgage Loans (the "Countrywide Mortgage Loans") were acquired by the sponsor, Goldman Sachs Mortgage Company ("GSMC") from Countrywide Home Loans, Inc. ("Countrywide") and certain other of the Mortgage Loans (the "Conduit Mortgage Loans") were acquired by GSMC from various mortgage loan origination entities that sold mortgage loans to GSMC under its mortgage conduit program (the "Conduit Program") (Countrywide, together with GSMC, the "Responsible Parties" and each, a "Responsible Party") pursuant to various mortgage loan purchase agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home

Loans, which will be serviced by Countrywide Home Loans Servicing LP ("Countrywide Servicing"), such Mortgage Loans were acquired pursuant to an amended and restated master mortgage loan purchase agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, if applicable, in the case of the Mortgage Loans acquired through the Conduit Program, such Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by each of Avelo Mortgage, L.L.C. ("Avelo") and Countrywide Servicing pursuant to certain servicing agreements) (each of the foregoing sale and servicing agreements, servicing agreements and seller's warranty agreements, a "Sale and Servicing Agreement" and together, the "Sale and Servicing Agreements"). Each Responsible Party, under the related Sale and Servicing Agreement, made certain representations and warranties (see "--Representations and Warranties Relating to the Mortgage Loans" below) regarding the Mortgage Loans. Each Sale and Servicing Agreement will be assigned to the Trust Fund insofar as it relates to the particular Mortgage Loans sold to the Trust Fund.

                  On each Adjustment Date, the mortgage interest rate will be adjusted to equal the sum of the Index and the Margin, rounded generally to the nearest one-eighth of one percent. The adjustment to the mortgage interest rate on a Mortgage Loan is generally limited to a number of basis points specified in the mortgage note (a "Rate Adjustment Cap"). Certain of the Mortgage Loans also have a different Rate Adjustment Cap that applies to their initial Adjustment Date (the "Initial Rate Adjustment Cap") or a periodic adjustment cap (a "Subsequent Rate Adjustment Cap"). In addition, each Mortgage Loan is subject to an overall maximum interest rate (a "Lifetime Cap"), and specifies an overall minimum interest rate (a "Lifetime Floor"), which is equal to the Margin for that Mortgage Loan. Except for approximately 0.08% of the Mortgage Loans that are balloon loans, on the first Due Date following each Adjustment Date for each Mortgage Loan, the Scheduled Payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

                  Each Mortgage Loan contains a "due-on-sale" clause which the applicable servicer will exercise unless prohibited from doing so by applicable law or unless such exercise would impair or threaten to impair any recovery under the related PMI policy (as defined below), if any.

                  Pursuant to its terms, each mortgage loan, other than a loan secured by a cooperative or a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property. Generally, a cooperative or a condominium association is responsible for maintaining hazard insurance covering the entire building.

                  As of the Statistical Calculation Date, approximately 3.44% of the mortgage loans had loan to value ratios in excess of 80%. The "loan-to-value ratio" or "LTV" of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the principal balance of such mortgage loan at the date of determination to
(a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. All of the mortgage loans with loan-to-value ratios in excess of 80% are covered by loan-level, primary mortgage insurance (sometimes referred to as "PMI"). Primary mortgage insurance will provide limited protection against losses on defaulted mortgage loans as it provides effective coverage down to a loan-to-value ratio of 80%. Each servicer is required to maintain or cause the borrower to maintain coverage under each primary mortgage insurance policy and pay all related premiums, at its own expense, until such time as the insurance expires.


                  Except for approximately 0.08% of the mortgage loans that are balloon loans, all of the mortgage loans are fully amortizing.


                  Approximately 90.21% of the mortgage loans provide for payments of interest-only ranging from 5 to 10 years following origination.

The Mortgage Loans

The pool of mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

      Scheduled Principal Balance:                             $894,842,014
      Number of Mortgage Loans:                                       3,103
      Average Scheduled Principal Balance:                         $288,380
      % of Interest-Only Mortgage Loans:                             90.21%
      Weighted Average Gross Interest Rate:                           6.37%
      Weighted Average Net Interest Rate(2):                          6.12%
      Non-Zero Weighted Average FICO Score:                             718
      Weighted Average Original LTV Ratio:                           74.12%
      Weighted Average Combined Original LTV Ratio:                  81.67%
      Weighted Average Stated Remaining Term (months):                  359
      Weighted Average Seasoning (months):                                1
      Weighted Average Months to Roll:                                  105
      Weighted Average Gross Margin:                                  2.27%
      Weighted Average Initial Rate Cap:                              5.20%
      Weighted Average Periodic Rate Cap:                             1.98%
      Weighted Average Gross Maximum Lifetime Rate:                  11.59%
      % of Mortgage Loans with Silent Seconds:                       46.46%
      Weighted Average Non-Zero DTI:                                 37.88%
      % of Loans with MI:                                             3.44%
__________________

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.
(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

                  The scheduled principal balances of the mortgage loans range from approximately $32,396 to approximately $3,500,000. The mortgage loans had an average scheduled principal balance of approximately $288,380.

                  The weighted average loan-to-value ratio at origination of the mortgage loans is approximately 74.12% and approximately 3.44% of the mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

                  All of the mortgage loans are secured by first liens.

                  No more than approximately 0.77% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

                  As of the statistical calculation date, one (1) of the mortgage loans was 30 to 59 days delinquent. This mortgage loan had an aggregate scheduled principal balance of approximately $458,000, and represented approximately 0.05% of the mortgage loan pool as of the statistical calculation date. As of the statistical calculation date, none of the mortgage loans were 60 days or more delinquent. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

                  The tables in Appendix B set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

                  The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this term sheet supplement. See "--The Goldman Sachs Mortgage Conduit Program" and "--Countrywide Underwriting Standards" below. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

The Goldman Sachs Mortgage Conduit Program

General
                  GSMC acquires its mortgage loans through two primary channels:
(i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

                  Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Mortgage Conduit Underwriting Guidelines

                  The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

                  Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

                  Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the loan-to-value ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

                  In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "alt doc," "stated income," "stated income/stated assets," "no ratio" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

                  The "alt doc," "stated income," "stated income/stated asset," "no ratio" and "no doc" programs generally require less documentation and verification than do "full" documentation programs

                  Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least two years of income documentation is provided. Assets and employment history must also be verified by the originating lender.

                  Generally, the "alt doc" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "alt doc" documentation programs a minimum of 24 months of income documentation must be provided. Employment history must also be verified by the originating lender and assets must be verified through documentation.

                  Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

                  Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

                  Generally, under the "no ratio" program, the borrower's income is neither stated on the credit application nor verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

                  Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the loan-to-value ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

                  The following chart summarizes GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

                               Full Documentation

------------------ --------------------------------- -------------------------------- --------------------------------

                            Owner Occupied                      2nd Home                    Non-Owner Occupied
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

      Minimum                                                                              Maximum         Maximum
    FICO Score      Maximum LTV(1)   Maximum CLTV(1)  Maximum LTV(1)  Maximum CLTV(1)      LTV(1)          CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700                97%             100%              95%            100%              90%              90%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680                97              100               95             100               90               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640                95              100               90             100               90               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620                90              100               80             100               80               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       540               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                           Alternative Documentation

------------------ --------------------------------- -------------------------------- --------------------------------

                            Owner Occupied                      2nd Home                    Non-Owner Occupied
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

  Minimum FICO                                                                                            Maximum
      Score        Maximum LTV(1)   Maximum CLTV(1)  Maximum LTV(1)  Maximum CLTV(1)  Maximum LTV(1)      CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700                97%             100%              95%            100%              90%              90%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680                97              100               95             100               90               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640                95              100               90             100               90               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620                90              100               80             100               80               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       540               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

           Stated Income / Stated Income Stated Asset Documentation

------------------ --------------------------------- -------------------------------- --------------------------------

                            Owner Occupied                      2nd Home                    Non-Owner Occupied
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

  Minimum FICO                                                                                            Maximum
      Score        Maximum LTV(1)   Maximum CLTV(1)  Maximum LTV(1)  Maximum CLTV(1)  Maximum LTV(1)      CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700                95%             100%              90%             90%              85%              90%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680                95              100               90              90               85               90
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       640                90              100               90              90              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       620                90              100              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       600               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       580               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       560               N/A              N/A              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                               No Documentation

------------------ --------------------------------- -------------------------------- --------------------------------

                            Owner Occupied                      2nd Home                    Non-Owner Occupied
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

  Minimum FICO                                                                                            Maximum
      Score        Maximum LTV(1)   Maximum CLTV(1)  Maximum LTV(1)  Maximum CLTV(1)  Maximum LTV(1)      CLTV(1)
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       700                90%              90%              70%             80%              60%              80%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       680                80               80              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       660                80               80              N/A             N/A              N/A              N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                  An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Countrywide Underwriting Standards

General

                  Information relating to the underwriting guidelines of Countrywide from whom GSMC acquired certain of the mortgage loans, is summarized below. The information set forth below has been provided by Countrywide, and none of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Underwriter, the Trustee or any person other than Countrywide makes any representation as to the accuracy or completeness of such information.

                  The "Loan-to-Value Ratio" as used in "Countrywide Underwriting Standards" above means the ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is:

     o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale; or

     o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide's Streamlined Documentation Program as described under "Description of the Mortgage Pool--Countrywide Underwriting Standards--Underwriting
          Standards--General" in this term sheet supplement.

                  With respect to mortgage loans originated pursuant to Countrywide's Streamlined Documentation Program,

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide using an automated property valuation system; or

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide at the time of the origination of the new mortgage loan. See "Description of the Mortgage Pool--Countrywide Underwriting Standards--Underwriting Standards--General" in this term sheet supplement.

                  No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

         General

                  Countrywide, a New York corporation, has been originating mortgage loans since 1969. Countrywide's underwriting standards are applied in accordance with applicable federal and state laws and regulations.

                  As part of its evaluation of potential borrowers, Countrywide generally requires a description of income. If required by its underwriting guidelines, Countrywide obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

                  In assessing a prospective borrower's creditworthiness, Countrywide may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO
Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide's processing program (the "Preferred Processing Program").

                  Periodically the data used by Countrywide to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide's underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide, the loan correspondent or mortgage broker. In addition, Countrywide may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide before acquisition of the mortgage loan and the correspondent represents that Countrywide's underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide's prior experience with the correspondent lender and the results of the quality control review process itself.

                  Countrywide's underwriting standards are applied by or on behalf of Countrywide to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide's underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide's underwriting standards that are then in effect.

                  Countrywide may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide, whether at origination of the mortgage loan or thereafter.

                  The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

                  A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide's standard disclosure or verification requirements or both. Countrywide offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

                  For all mortgage loans originated or acquired by Countrywide, Countrywide obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

                  Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

                  Countrywide requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

                  In addition to Countrywide's standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

                  Countrywide's Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

                  For cash-out refinance mortgage loans, Countrywide's Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

                  Countrywide's Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide's Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide's Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

                  Under its Standard Underwriting Guidelines, Countrywide generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

                  In connection with the Standard Underwriting Guidelines, Countrywide originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

                  The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

                  Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

                  The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

                  The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

                  Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

                  Countrywide's Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide's Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

                  For cash-out refinance mortgage loans, Countrywide's Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

                  Countrywide's Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide's Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide's Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

                  Under its Expanded Underwriting Guidelines, Countrywide generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

                  In connection with the Expanded Underwriting Guidelines, Countrywide originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

                  The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

                  Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

                  Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

                  Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Prepayment Premiums

                  Under the terms of the related mortgage notes, as of the Statistical Calculation Date, approximately 54.98% of the mortgage loans by aggregate unpaid principal balance, provided for payment by the mortgagor of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the penalty period, as described in this term sheet supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of five years.

                  The servicers may waive, modify or vary any term of any applicable mortgage loan, including any Prepayment Premium, if, in the applicable servicer's determination, that waiver or modification is not materially adverse to the Trust Fund, and in certain cases, subject to the consent of the Trust Fund or as otherwise set forth in the Sale and Servicing Agreements. The Master Servicer, except in its capacity as successor servicer, may not waive, modify or vary any term of any mortgage loan.

The Indices

                  The Index for each Mortgage Loan is one of the One-Year CMT Loan Index, the Six- Month LIBOR Index or the One-Year LIBOR Loan Index (each as defined below) or another index as described in the prospectus supplement and the prospectus.

                  The "One-Year CMT Loan Index" is the Index applicable to approximately 1.55% of the Mortgage Loans and is the percentage derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519). Yields on Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits estimation of the yield for a one-year maturity, for example, even if no outstanding security has exactly one year remaining to maturity. The Federal Reserve Statistical Release H.15(519) is released each Monday.

                  The average weekly yield reflected by the One-Year CMT Loan Index, when published, relates to daily yield quotations made during the preceding week. Therefore, the mortgage interest rates will not necessarily reflect the current average on U.S. Treasury securities.

                  Listed below are some historical values of the One-Year CMT Loan Index determined from the monthly average yield beginning with 1993. The historical values of the One-Year CMT Loan Index determined from the monthly average yield have not been identical to values determined from the weekly average yield but they have not differed in a material amount. The values listed below are based upon Federal Reserve Statistical Release H.15(519).

Month           1993     1994     1995     1996     1997     1998     1999     2000     2001     2002     2003     2004     2005
---------       -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
January         3.50%    3.54%    7.05%    5.09%    5.61%    5.24%    4.51%    6.12%    4.81%    2.16%    1.36%    1.24%    2.86%
February        3.39%    3.87%    6.70%    4.94%    5.53%    5.31%    4.70%    6.22%    4.68%    2.23%    1.30%    1.24%    3.03%
March           3.33%    4.32%    6.43%    5.34%    5.80%    5.39%    4.78%    6.22%    4.30%    2.57%    1.24%    1.19%    3.30%
April           3.24%    4.82%    6.27%    5.54%    5.99%    5.38%    4.69%    6.15%    3.98%    2.48%    1.27%    1.43%    3.32%
May             3.36%    5.31%    6.00%    5.64%    5.87%    5.44%    4.85%    6.33%    3.78%    2.35%    1.18%    1.78%    3.33%
June            3.54%    5.27%    5.64%    5.81%    5.69%    5.41%    5.10%    6.17%    3.58%    2.20%    1.01%    2.12%    3.36%
July            3.47%    5.48%    5.59%    5.85%    5.54%    5.36%    5.03%    6.08%    3.62%    1.96%    1.12%    2.10%    3.64%
August          3.44%    5.56%    5.75%    5.67%    5.56%    5.21%    5.20%    6.18%    3.47%    1.76%    1.31%    2.02%    3.87%
September       3.36%    5.76%    5.62%    5.83%    5.52%    4.71%    5.25%    6.13%    2.82%    1.72%    1.24%    2.12%    3.85%
October         3.39%    6.11%    5.59%    5.55%    5.46%    4.12%    5.43%    6.01%    2.33%    1.65%    1.25%    2.23%    4.18%
November        3.58%    6.54%    5.43%    5.42%    5.46%    4.53%    5.55%    6.09%    2.18%    1.49%    1.34%    2.50%    4.33%
December        3.61%    7.14%    5.31%    5.47%    5.53%    4.52%    5.84%    5.60%    2.22%    1.45%    1.31%    2.67%    4.35%

                  The above table does not purport to be, and is not, a prediction of the performance of the One-Year CMT Loan Index in the future.

                  The "Six-Month LIBOR Loan Index" is the Index applicable to approximately 22.64% of the Mortgage Loans and will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six-month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date.

                  The "One-Year LIBOR Loan Index" is the Index applicable to approximately 75.81% of the Mortgage Loans and will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one-year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date. With respect to Countrywide Servicing-serviced Mortgage Loans, in the event the applicable Index is no longer available, the Servicer will select a substitute Index in accordance with the mortgages and in compliance with federal and state law.

Additional Information

                  The Prospectus Supplement will contain important information about the Mortgage Loans including:

                    o the current mortgage interest rates and the current scheduled principal balances of the Mortgage Loans;

                    o    the initial Adjustment Dates and the Margins;

                    o    the original loan-to-value ratios of the Mortgage
                         Loans;

                    o    the types of Mortgaged Properties;

                    o the geographic distribution by state of the Mortgaged Properties;

                    o the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

                    o    the original terms to maturity of the Mortgage Loans;

                    o the interest rate Index and all applicable caps and floors for the mortgage interest rates;

                    o the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

                    o    the mortgagor's stated purpose of financing; and

                    o    the credit score ranges.

                  The credit score tables appearing in the term sheet and in Appendix B of the prospectus supplement will show the credit scores, if any, that the servicers, originators, underwriters of the Mortgage Loans or GSMC collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this term sheet supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

                  The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the first paragraph under "Description of the Mortgage Pool," that removal or addition will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans

                  Pursuant to the amended and restated master mortgage loan purchase agreement, Countrywide sold the Countrywide Mortgage Loans, without recourse, to GSMC. In addition, GSMC also acquired the Conduit Mortgage Loans from various other mortgage loan sellers through the Conduit Program. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the Depositor on the closing date. Pursuant to the Trust Agreement, the Depositor will sell, without recourse, to the Trust Fund, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and
(b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

   GSMC will also convey to the Depositor:

     o certain rights of GSMC with respect to the Countrywide Mortgage Loans under the amended and restated master mortgage loan purchase agreement between Countrywide and GSMC and certain rights of GSMC under the servicing agreement between Countrywide Servicing and GSMC, pursuant to an assignment, assumption and recognition agreement; and

     o certain rights of GSMC with respect to the Conduit Mortgage Loans under the related master loan purchase agreements, in each case between the related mortgage loan seller and GSMC, pursuant to an assignment, assumption and recognition agreement.

Delivery of Mortgage Loan Documents

                  In connection with the sale, transfer, assignment or pledge of the mortgage loans to the Trust Fund, the Depositor will cause to be delivered to the Custodians, on or before the closing date, certain documents listed below with respect to each mortgage loan, which documents constitute the mortgage file. Such documents will constitute the mortgage file with respect to each mortgage loan and will include, but are not limited to:

(a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b) except with respect to any Conduit Mortgage Loan, the original of any guaranty executed in connection with the mortgage note (if any);

(c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage;

(d) except with respect to each MERS Designated Mortgage Loan, the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee;

(e) except with respect to each MERS Designated Mortgage Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank; and

(f) originals or certified copies of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed.

                  Pursuant to the Trust Agreement, each Custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the applicable mortgage loans, with any exceptions noted. Each Custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each applicable mortgage file within ninety (90) days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan listed in the applicable schedule of mortgage loans:

o all documents required to be reviewed by it pursuant to the Trust Agreement are in its possession;

o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

o    each mortgage note has been endorsed as provided in the Trust Agreement.

                  If a Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the applicable schedule of mortgage loans, such Custodian is required to promptly notify the applicable Responsible Party, the applicable Servicer and the Depositor in writing. The applicable Responsible Party, applicable Servicer or the Depositor, as the case may be, will be required to use reasonable efforts to cure such material defect in a document constituting part of a mortgage file of which it is so notified by the applicable Custodian, except as set forth in the applicable mortgage loan purchase agreement. If, however, within the time period specified in the mortgage loan purchase agreement between GSMC and the applicable Responsible Party after the earlier of either discovery by or notice to the Depositor of such defect, the applicable Responsible Party has not caused the defect to be remedied, the applicable Responsible Party will be required to repurchase such mortgage loan at a price equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law. The obligations of the Responsible Party to cure such breach or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty available to the holders of the certificates, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee.

Representations and Warranties Relating to the Mortgage Loans

                  Pursuant to the applicable Sale and Servicing Agreement, each of the responsible parties made certain representations and warranties to GSMC regarding the mortgage loans transferred by it, which are summarized below. Each representation made by the related responsible was made as of the date that it sold the Mortgage Loans to GSMC. Pursuant to the applicable assignment agreement, GSMC will represent and warrant that nothing has occurred or failed to occur between the applicable original sale date and the closing date that would cause those representations and warranties to be incorrect in any material respect. In addition, GSMC will make certain representations and warranties regarding the mortgage loans, including the Conduit Mortgage Loans, directly to the Trust Fund, as of the closing date. The following is a general summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties made with respect to the mortgage loans in the related Sale and Servicing agreement. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the mortgage loans. The representations and warranties relating to the mortgage loans include, but are not limited to:

(1) None of the mortgage loans are thirty (30) days or more delinquent as of the cut-off date related to the date the mortgage loan was sold to GSMC;

(2) To the best of the Responsible Party's knowledge, there are no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges affecting the mortgaged property;

(3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part;

(4) The mortgage loan is not subject to any right of rescission, counterclaim or defense, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

(5) Pursuant to the terms of the mortgage, all buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

(6) Any requirements of any federal, state or local law applicable to the mortgage loan have been complied with;

(7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

(8) The mortgage is a valid, subsisting and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all improvements on the mortgaged property and replacements made at any time with respect to the mortgaged property. The lien of the mortgage is subject only to:

          (A) the lien of current real property taxes and assessments not yet due and payable;

          (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in documents delivered to the originator of the mortgage loan; and

          (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

(9) The mortgage note and the mortgage executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms;

(10) Except where such policies are not generally available in the jurisdiction where the mortgaged property is located, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the Responsible Party, as to the first priority lien with respect to mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (A), (B) or (C) of paragraph (8) above;

(11) Except as identified, there is no default, breach or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and the applicable Responsible Party has not waived any default, breach or event which would permit acceleration;

(12) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property or the right to foreclose the mortgage;

(13) To the best of the Responsible Party's knowledge, the mortgaged property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy have been made or obtained from the appropriate authorities;

(14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(15) To the best of the Responsible Party's knowledge, there is no proceeding pending for the total or partial condemnation of the mortgaged property. As of the date of origination, the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

(16) The mortgage file contains an appraisal of the related mortgaged property by an appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan (unless, with respect to the Countrywide Mortgage Loans, the mortgage loan was underwritten pursuant to one of Countrywide's streamline documentation programs);

(17) None of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws;

(18) Either no mortgagor was required to purchase any credit insurance product as a condition of obtaining the extension of credit or no proceeds from the mortgage loan were used to purchase any such credit insurance; and

(19) The origination and collection practices used by the applicable Responsible Party with respect to the mortgage loans have been in all respects in accordance with accepted servicing practices.

                  Upon the discovery by any of the responsible parties, a Servicer, the Depositor or the Trustee that any of the representations and warranties contained in the applicable mortgage loan purchase agreement, seller's warranties and servicing agreement or any representation and warranties contained in the representations and warranties agreement, have been breached in any material respect as of the date made, with the result that value of, or the interests of the Trust Fund in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of those agreements, within no more than ninety (90) days (sixty (60) days in the case of certain responsible parties, as specified in the applicable mortgage loan purchase agreement) of the earlier to occur of the applicable Responsible Party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the Responsible Party will be required to:

o    use its best efforts to promptly cure such breach in all material respects;

o purchase such mortgage loan at a repurchase price at least equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law; or

o with respect to certain responsible parties, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred. With respect to all of the mortgage loans, GSMC has the option to, but is not obligated to, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred.

                  Pursuant to each mortgage loan purchase agreement, each Responsible Party is required to repurchase any mortgage loan where the mortgagor fails to make its first payment after the date that mortgage loan was purchased by GSMC. It is possible that a mortgagor with respect to a mortgage loan transferred to the Trust Fund might have failed to make its first payment after the date GSMC purchased that mortgage loan from such Responsible Party. In that circumstance, the Trust Fund, at its option, may direct such Responsible Party to repurchase that mortgage loan from the Trust Fund at the repurchase price described above.

                  The repurchase price with respect to such mortgage loan will be required to be deposited into the collection account after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the collection account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

                  In addition, each of the responsible parties is obligated to indemnify the Depositor, the Master Servicer, the Securities Administrator, the related Servicer and the Trustee for any third party claims arising out of a breach by such applicable Responsible Party of representations or warranties regarding the mortgage loans. The obligations of such responsible parties to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty to the holders of the certificates, the Depositor, the applicable Servicer, the Master Servicer, the Securities Administrator and the Trustee.

                  In the event of a material breach of any of the representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of a Responsible Party. The obligations of GSMC to cure such breach or repurchase any mortgage loan constitute the sole remedies against GSMC respecting a material breach of any such representations or warranties to the holders of the certificates, the Servicers, the Master Servicer, the Securities Administrator and the Trustee.

                  If any defective mortgage loan is not repurchased by a Responsible Party or GSMC, as applicable, and losses occur on such mortgage loan, such losses will be allocated to the class of certificates as described under "Credit Enhancements--Subordination" in this term sheet supplement.

                  In connection with its assignment of the Mortgage Loans to the Depositor, GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any person other than the Depositor, and the Depositor, in connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Issuing Entity will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

                              THE MASTER SERVICER

General

                  The information below has been provided by Wells Fargo. None of the Depositor, the Sponsor, the Underwriter, the responsible parties, the servicers, the Trustee, the Custodians or any of their respective affiliates has made any independent investigation of such information.

                  Wells Fargo Bank will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the responsible parties and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

                  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective Sale and Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on data provided by the servicers, compares its results to each servicer's loan-level reports and reconciles any discrepancies with the applicable servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer Events of Default under the applicable Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting servicer. As of November 30, 2005, Wells Fargo was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

                  For information, with respect to the Master Servicer's liability under the Trust Agreement and any indemnification that the Master Servicer will be entitled to from the Trust Fund, see "--Indemnification and Third Party Claims" in this term sheet supplement.

                  The Master Servicer will be required to prepare and deliver a compliance statement and a report on assessment of compliance as described under "The Agreements--Servicer Reports."

Compensation of the Master Servicer and the Securities Administrator

                  As compensation for its services as Master Servicer, Wells Fargo will be entitled to receive the master servicing fee (the "Master Servicing Fee") which will be an amount equal to the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account during the master servicer float period and paid to the Master Servicer as compensation for its activities under the Trust Agreement. The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Distribution Account will not be available for distribution to certificateholders. In the event the Master Servicer, as successor servicer, assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees, if any, and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

                  Under the terms of the Trust Agreement, the Securities Administrator may withdraw from the distribution account: (i) any investment income payable to the Master Servicer; (ii) amounts necessary to reimburse itself, the Master Servicer or any servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due under the terms of the Trust Agreement; (iv) amounts in respect of reimbursements to which the Master Servicer or any servicer is entitled in accordance with the terms of the Trust Agreement or the Sale and Servicing Agreements, as applicable, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims," and (v) any other amounts permitted to be withdrawn under the terms of the Trust Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

                  The Master Servicer will be required to pay the costs associated with monitoring the servicers without any right of reimbursement, except as set forth in the related Sale and Servicing Agreement or Trust Agreement. The Master Servicer will also be required to pay the costs of terminating any servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the Trust Agreement. To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the Master Servicer shall be reimbursed by the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

                  The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the Trust Fund and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, grounded upon, or resulting from a material breach of the Master Servicer's representations and warranties set forth in the Trust Agreement. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator, the Trustee and the Trust Fund constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification will survive termination of the Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

                  The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the Trust Fund and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor, the Securities Administrator, the Trustee or the Trust Fund to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

                  The Trust Fund will be obligated to indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the mortgage loan purchase agreements assigned to the Trust Fund, any agreement assigning any of the Sale and Servicing Agreements to the Trust Fund or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the Trust Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer and Securities Administrator" above.

Limitation of Liability of the Master Servicer

                  Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee, the Trust Fund, the Depositor, the Securities Administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be expenses, costs and liabilities of the Trust Fund.

                  The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of such Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

                  The Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer shall have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer with the prior written consent of the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the Trust Agreement. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement will thereafter be payable to such successor master servicer, but in no event will exceed the compensation payable to the predecessor Master Servicer.

                  Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, will be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the mortgage loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

                  The Master Servicer will not be permitted to resign unless the Master Servicer's duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an Opinion of Counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation shall become effective until the Trustee shall have assumed, or another successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes the Master Servicer's responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

                  Under the terms of the Trust Agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master
Servicer: (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer as successor servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of certificates evidencing at least 25% of the voting rights; (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master
Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days; (f) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Depositor; or (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, or any employee affiliate or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

                  By written notice, the Trustee may, with the consent of a majority of the certificateholders, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the Trust Agreement.

                  So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, the Master Servicer shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer's expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

Reports by the Master Servicer

                  On or before the second business day preceding each Distribution Date, the Master Servicer shall, in accordance with the terms of the Trust Agreement, prepare and distribute to the Securities Administrator, or cause the Servicers to prepare and distribute to the Securities Administrator, certain reports related to the certificates and the Mortgage Loans. See "Description of the Certificates--Reports to Certificateholders." In addition, the Master Servicer will prepare and deliver certain other statements of compliance and reports on assessment of compliance as described under "The Agreements--Servicer Reports."

Assumption of Master Servicing by Trustee

                  In the event the Master Servicer is terminated or can no longer function in that capacity under the Trust Agreement, and no successor master servicer has accepted appointment as provided for in the Trust
Agreement, the Trustee (or its designee) shall become the successor Master Servicer and assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor Servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the Depositor and the Rating Agencies. The Trustee, its designee or any other successor Master Servicer appointed by the Trustee will be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any other successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under any such agreement. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

                  If the Master Servicer has resigned or been terminated, upon the request of the Trustee (but at the expense of the Master Servicer), the Master Servicer will be required to deliver to any successor master servicer all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

                                 THE SERVICERS

General

                  It is anticipated that the Mortgage Loans will initially be serviced by Avelo and Countrywide Servicing (each, a "Servicer" and together, the "Servicers").

                  It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related Sale and Servicing Agreement as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

                  Although the depositor is selling the Mortgage Loans to the Trust Fund on the closing date, with respect to certain of the Mortgage Loans, the depositor or an affiliate of the depositor has retained the right to terminate the servicer those Mortgage Loans without cause and transfer the servicing to a third party. Should the depositor choose to do so, the transfer must meet certain conditions set forth in the Trust Agreement, including that the depositor must provide thirty (30) days' notice, the terminated servicer must be reimbursed for any unreimbursed monthly advances, servicing fees and any related expenses, and the replacement servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the rating agencies that the transfer of the servicing of these mortgage loans will not result in a downgrade, qualification or withdrawal of the then-current ratings of the offered certificates.

                  The terminated servicer, subject to certain provisions in the Trust Agreement, will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the Trust Fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the Trust Fund or the Securities Administrator will pay such costs from the Trust Fund.

                  The information contained in this term sheet supplement with regard to Avelo and Countrywide Servicing has been provided by them. None of the depositor, the sponsor, the Master Servicer, the Securities Administrator, the Underwriter or the Trustee or any of their respective affiliates has made any independent investigation of such information. The Servicers will be required to service the mortgage loans in accordance with the applicable Sale and Servicing Agreement, each of which will be assigned to the Trust Fund pursuant to an assignment, assumption and recognition agreement. See "The Agreements" in this term sheet supplement.

Countrywide Home Loans Servicing LP

                  The information below has been provided by Countrywide Servicing. None of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Underwriter, the responsible parties or the Trustee or any of their respective affiliates has made any independent investigation of such information.

                  The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

                  Countrywide established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide that would otherwise have been serviced by Countrywide. In January and February, 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide and securitized by certain of its affiliates. While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide. In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

                  In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.

                  Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide when required by the owner of the mortgage loans.

Countrywide Home Loans, Inc.

                  Countrywide is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California

91302. Countrywide is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

                  Except as otherwise indicated, reference in the remainder of this section to "Countrywide" should be read to include Countrywide and its consolidated subsidiaries, including Countrywide Servicing. Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, Countrywide provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.



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                                      S-63

Mortgage Loan Production

                  The following table sets forth, by number and dollar amount of mortgage loans, Countrywide's residential mortgage loan production for the periods indicated.

                                                               Consolidated Mortgage Loan Production
                                         ---------------------------------------------------------------------------------

                                                       Ten Months
                                          Year Ended      Ended                          Years Ended
                                         February 28,  December 31,                      December 31,
                                                                      ---------------------------------------------------
                                            2001           2001          2002          2003          2004         2005
                                         -----------    ----------    ----------    ----------    ----------    ---------
                                                        (Dollars in millions, except average loan amount)
Conventional Conforming Loans
 Number of Loans .......................     240,608       504,975       999,448     1,517,743       846,395       809,630
 Volume of Loans........................ $    34,434    $   76,432    $  150,110    $  235,868    $  138,845    $  167,675
   Percent of Total Dollar Volume ......        50.0%         61.7%         59.6%         54.2%         38.2%         34.1%
Conventional Non-conforming Loans
 Number of Loans........................      86,600       137,593       277,626       554,571       509,711       826,178
 Volume of Loans........................ $    11,394    $   22,209    $   61,627    $  136,664    $  140,580    $  225,217
   Percent of Total Dollar Volume ......        16.5%         17.9%         24.5%         31.4%         38.7%         45.9%
FHA/VA Loans
 Number of Loans .......................     118,673       118,734       157,626       196,063       105,562        80,528
 Volume of Loans........................ $    13,075    $   14,109    $   19,093    $   24,402    $   13,247    $   10,712
   Percent of Total Dollar Volume ......        18.9%         11.4%          7.6%          5.6%          3.6%          2.2%
Prime Home Equity Loans
 Number of Loans .......................     119,045       164,503       316,049       453,817       587,046       683,887
 Volume of Loans........................ $     4,660    $    5,639    $   11,650    $   18,103    $   30,893    $   42,706
   Percent of Total Dollar Volume ......         6.8%          4.5%          4.6%          4.2%          8.5%          8.7%
Nonprime Mortgage Loans
 Number of Loans .......................      51,706        43,359        63,195       124,205       250,030       278,112
 Volume of Loans........................ $     5,360    $    5,580    $    9,421    $   19,827    $   39,441    $   44,637
   Percent of Total Dollar Volume ......         7.8%          4.5%          3.7%          4.6%         11.0%          9.1%
Total Loans
 Number of Loans .......................     616,632       969,164     1,813,944     2,846,399     2,298,744     2,678,335
 Volume of Loans........................ $    68,923    $  123,969    $  251,901    $  434,864    $  363,006    $  490,947
 Average Loan Amount.................... $   112,000    $  128,000    $  139,000    $  153,000    $  158,000    $  183,000
 Non-Purchase Transactions(1) ..........          33%           63%           66%           72%           51%           53%
 Adjustable-Rate Loans(1) ..............          14%           12%           14%           21%           52%           52%

         _________
(1) Percentage of total loan production based on dollar volume.


Loan Servicing


                  Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:


                    (a) collecting, aggregating and remitting mortgage loan payments;

                    (b)  accounting for principal and interest;

                    (c) holding escrow (impound) funds for payment of taxes and insurance;

                    (d) making inspections as required of the mortgaged properties;

                    (e) preparation of tax related information in connection with the mortgage loans;

                    (f) supervision of delinquent mortgage loans;

                    (g)  loss mitigation efforts;

                    (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

                    (i) generally administering the mortgage loans, for which it receives servicing fees.

                  Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

                  When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

                  Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

                  If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

                  Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

                                THE AGREEMENTS

General

                  This section summarizes certain provisions of the Sale and Servicing Agreements and the Trust Agreement. In addition, a description of the responsibilities and rights of the Master Servicer can be found under the heading "The Master Servicer" in this term sheet supplement.

Servicing Standard

                  Avelo and Countrywide Servicing will act as the servicers of the mortgage loans under the Sale and Servicing Agreements. See "The Servicers" in this term sheet supplement.

                  In servicing the mortgage loans, the Servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans where such practices do not conflict with the requirements of the Sale and Servicing Agreements, and in accordance with the terms of the Trust Agreement.

Subservicers

                  Each Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the related mortgage loans. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the Trust Agreement unless such subservicer complies with all servicing requirements set forth in the applicable Sale and Servicing Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of the Trust Agreement, in the event that such Servicer, for any reason, is no longer the servicer of the mortgage loans (including termination due to a Servicer Event of Default).

                  Each Servicer will remain obligated and primarily liable to the Trust for the servicing and administering of the related mortgage loans in accordance with the provisions of the Trust Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the mortgage loans. Each Servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether such Servicer's compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

                  A servicing fee for each Mortgage Loan will be payable to each Servicer at the Servicing Fee Rate. The "Servicing Fee Rate" is the per annum rate at which the servicing fee accrues on the principal balance of each Mortgage Loan. Certain of the Mortgage Loans will have initial Servicing Fee Rates equal to 0.250% per annum. Certain of the Mortgage Loans will have initial Servicing Fee Rates equal to 0.250% per annum (increasing to 0.375% per annum). The rights of the Servicers to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders. The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees, late fees and prepayment fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan. Each Servicer may also be entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable Sale and Servicing Agreement and is not entitled to reimbursement for such expenses, except as specifically provided in that agreement.

                  As compensation for its activities as Trustee under the Trust Agreement, the Trustee will be entitled to the trustee fee which will be remitted to the Trustee by the Securities Administrator as set forth in the Trust Agreement. The trustee fee will be an amount which will be remitted to the Trustee by Wells Fargo from compensation received in its capacity as Master Servicer and Securities Administrator.

Advances

                  Each Servicer is required to make P&I Advances on each business day preceding the related Servicer Remittance Date with respect to each mortgage loan it services, subject to the Servicer's good faith determination that such advance would be recoverable. Such P&I Advances by a Servicer are reimbursable to that Servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of principal and interest to the holders of the certificates. Notwithstanding a Servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that Servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if any of the Servicers fail to do so, subject to its own recoverability determination and as required under the Trust Agreement. Each Servicer (and the Master Servicer, as successor servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any REO property. See "The Agreements--Payments on the Mortgage Loans" in this term sheet supplement.

                  Each Servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to such Servicer's determination that such advance would be recoverable and constitutes reasonable
"out-of-pocket" costs and expenses relating to:

o    the preservation, restoration and protection of the mortgaged property,

o    enforcement or judicial proceedings, excluding foreclosures, and

o    certain other customary amounts described in the Sale and Servicing
     Agreements.

                  These servicing advances by the Servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) are reimbursable to the applicable party subject to certain conditions and restrictions set forth in the Sale and Servicing Agreements or the Trust Agreement. In the event that, notwithstanding the applicable advancing party's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the advancing party will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

                  Each Servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may recover P&I Advances and servicing advances to the extent permitted by the Trust Agreement or the Sale and Servicing Agreements. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicers from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, each Servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may be reimbursed for such advance from any amounts in the applicable collection account.

                  The Servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) will not be required to make any P&I Advance or servicing advance which would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if, in the reasonable good faith business judgment of such Servicer (or the Master Servicer or any successor master servicer (including the Trustee), if applicable) (as stated in an officer's certificate delivered to the Trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Payments on the Mortgage Loans

                  Each Sale and Servicing Agreement provides that the Servicer is required to establish and maintain a separate collection account which is to be maintained at a federally insured depository institution. The Sale and Servicing Agreements may permit the related Servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

                  Each Servicer is obligated to deposit or cause to be deposited in the applicable collection account within no more than two (2) business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans serviced by it after the cut-off date, other than in respect of monthly payments on such mortgage loans due and accrued on each such mortgage loan up to and including any due date occurring prior to the cut-off date. Such amounts include, but are not limited to:

o all payments on account of principal, including prepayments of principal on the related mortgage loans;

o all payments on account of interest, net of the servicing fee, on the related mortgage loans;

o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds; and

o all other amounts required to be deposited in the collection account pursuant to the applicable Sale and Servicing Agreement.

                  No Servicer will be permitted to commingle funds in the collection account with any other funds or assets.

                  Pursuant to the Trust Agreement, the Master Servicer will be obligated to establish a distribution account in the name of the Securities Administrator as paying agent for the benefit of the certificateholders. The Master Servicer will be required to deposit or cause to be deposited the funds received from each Servicer on the Servicer Remittance Date.

                  The funds required to be remitted by each Servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

o all collections of scheduled principal and interest on the mortgage loans received by the Servicer on or prior to the related Determination Date;

o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the Servicer during the related Prepayment Period;

o all P&I Advances made by the Servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

o any other amounts required to be placed in the collection account by the Servicer pursuant to the applicable Sale and Servicing Agreement,

   but excluding the following:

(1) for any mortgage loan with respect to which the applicable Servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

(2) amounts received on a particular mortgage loan with respect to which the applicable Servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(3) for such Servicer Remittance Date, the aggregate servicing fee;

(4) all net income from eligible investments that are held in the collection account for the account of the applicable Servicer;

(5) all amounts actually recovered by the applicable Servicer in respect of late fees, assumption fees and similar fees;

(6) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

(7) certain other amounts which are reimbursable to the Servicers, as provided in the Sale and Servicing Agreements; and

(8) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

                  The amounts described in clauses (1) through (8) above may be withdrawn by the applicable Servicer from the collection accounts on or prior to each Servicer Remittance Date. For purposes of the above, "Servicer Remittance Date" shall mean with respect to any Distribution date, the 18th day of the month or if the 18th if not a business day, the immediately preceding business day).

Collection and Other Servicing Procedures

                  Each Servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the applicable Sale and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. If permitted under the applicable Sale and Servicing Agreement, a Servicer may be permitted to waive any assumption fees or late payment charges; provided, however, if in such Servicer's reasonable and prudent determination such waiver is not materially adverse to the Trust Fund. Each Servicer will be required to proceed diligently to collect payments due on any mortgage loan serviced by it in the event any payment is delinquent beyond the applicable grace period.

                  Each Servicer will be required to act with respect to mortgage loans serviced by it that are in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable Sale and Servicing Agreement. These procedures may, among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

                  Each Servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

                  If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable Servicer will be obligated to accelerate the maturity of the mortgage loan unless it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable requirements. If a Servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, such Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

                  Any fee collected by a Servicer for entering into an assumption or modification agreement will be retained by that Servicer as additional servicing compensation.

Hazard Insurance

                  Each Servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in a minimum amount as set forth in the applicable Sale and Servicing Agreement. As set forth above, all amounts collected by a Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such Servicer's normal servicing procedures or as further set forth in the applicable Sale and Servicing Agreement, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such Servicer by a borrower.

                  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

                  The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

                  Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Primary Mortgage Insurance

                  With respect to the mortgage loans that are covered by a primary mortgage insurance policy on the closing date, each Servicer is required to maintain in full force and effect a primary mortgage insurance policy. Each Servicer is required to pay or cause the mortgagor to pay the premium on such policy on a timely basis. No Servicer is permitted to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such Servicer would have been covered by the policy. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the Sale and Servicing Agreements, the applicable Servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy. If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the applicable Servicer is required to obtain a replacement primary mortgage insurance policy.

                  In connection with its activities as servicer, each Servicer is required to prepare and present claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan. Any amounts collected by a Servicer under any primary mortgage insurance policy are required to be deposited in the applicable collection account, subject to withdrawal pursuant to the related Sale and Servicing Agreement.

                  With respect to the Conduit Mortgage Loans, Avelo or Countrywide, as the case may be, shall cause to be maintained on each mortgaged property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with accepted servicing practices.

Optional Repurchase of Delinquent Mortgage Loans

                  The Depositor has the option, but is not obligated, to purchase from the Trust Fund any mortgage loan that is ninety days or more delinquent subject to certain terms and conditions set forth in the Trust Agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable Servicer related to the mortgage loan.

Servicer Reports

                  As set forth in the related Sale and Servicing Agreement, assignment assumption and recognition agreement and Trust Agreement, as applicable, on a date preceding the applicable Distribution Date, each Servicer is required to deliver to the Master Servicer, the Securities Administrator and the Trustee a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates--Distributions" in this term sheet supplement and containing the information to be included in the distribution report delivered by the Securities Administrator for that Distribution Date. In addition, each Servicer will be required to deliver to the Securities Administrator, the Trustee and the Depositor an annual report relating to the mortgage loans and the mortgaged properties as well as an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Sale and Servicing Agreement and the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Sale and Servicing Agreement, assignment assumption and recognition agreement or Trust Agreement, as applicable, throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. The Securities Administrator will provide these reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

                  Each year, commencing in March 2007, on or prior to a date to be specified in the related Sale and Servicing Agreement or Trust Agreement, as applicable, each Servicer and the Master Servicer (and to the extent applicable, the Securities Administrator and Custodians, for as long as the Depositor is required to file annual reports on Form 10-K on behalf of the Issuing Entity under the Securities Exchange Act of 1934) will be required to deliver to the Depositor and the Securities Administrator a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB (17 CFR 229.112) applicable to such party, that contains the following:

   (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   (c) the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

   (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria as of the end of and for the period ending the prior calendar year.

                  Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  You may obtain copies of these statements and reports without charge upon written request to the Depositor at the address provided in this term sheet supplement.

The Trustee, the Securities Administrator and the Custodians

                  The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicers and their respective affiliates may maintain other banking relationships in the ordinary course of business with the Trustee. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, or at such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and the Servicers. The Trust Agreement provides that the Trustee, the Securities Administrator and the Custodians and any officer, employee or agent of the Trustee, the Securities Administrator and the Custodians will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Trustee, the Securities Administrator and the Custodians arising out of their obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement.

Servicer Events of Default

                  An event of default ("Servicer Event of Default") under each applicable Sale and Servicing Agreement will occur if:

     (i) the related Servicer fails to remit any required payments under the relevant Sale and Servicing Agreement, which failure continues unremedied for the period of time specified in the applicable Sale and Servicing Agreement after the Trustee, the Securities Administrator or the Master Servicer notifies such Servicer of such failure;

     (ii) the related Servicer fails to observe or perform in any material respect any covenant or agreement in the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after the Trustee, the Securities Administrator or the Master Servicer notifies such Servicer of such failure;

     (iii) the related Servicer fails to maintain its license to do business in any jurisdiction where any Mortgaged Property is located and such license is required and such failure continues unremedied for a period of thirty (30) days (and in the case of Avelo, such failure has a material and adverse effect on its ability to perform its obligations under the applicable Sale and Servicing Agreement);

     (iv) certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the related Servicer which are not discharged or stayed within thirty (30) days (sixty (60) days in the case of Countrywide Servicing (sub-servicing the Conduit Mortgage Loans)) or the related Servicer takes certain actions indicating its insolvency;

     (v) the related Servicer admits in writing its inability to pay its obligations as they become due;

     (vi) the related Servicer attempts to assign the relevant Sale and Servicing Agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such Sale and Servicing Agreement;

     (vii) the related Servicer ceases to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board's generally accepted accounting principles;

     (viii) with respect to Avelo, at any time after the date on which the Avelo obtains servicer ratings of at least "Average" from S&P or "RPS2-" from Fitch Ratings, Avelo fails to maintain at least such ratings; or

     (ix) with respect to Avelo, it ceases (i) to meet the qualifications of HUD, or (ii) at any time after the date on which it becomes a Fannie Mae or Freddie Mac approved servicer, Avelo ceases to be so approved, in either case, which status continues uncured for a period of thirty (30) days.

Rights upon Servicer Event of Default

                  So long as a Servicer Event of Default under any Sale and Servicing Agreement as described in the preceding paragraph remains unremedied, the Master Servicer may, and, at the direction of holders of certificates evidencing not less than a majority of the voting rights of the certificates shall, terminate all of the rights and obligations of the applicable Servicer, in its capacity as servicer, under the applicable Sale and Servicing Agreement. In the event a Servicer is terminated and the Master Servicer has not appointed a successor servicer, the Master Servicer will become the successor servicer and succeed to all the authority, power, responsibilities and duties of such Servicer under such Sale and Servicing Agreement (other than any obligation to repurchase any mortgage loan) and will be entitled to similar compensation arrangements. In the event the Master Servicer is unable to appoint a successor servicer, the Master Servicer may petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the rating agencies, having a net worth of at least $25 million and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such Servicer under the related Sale and Servicing Agreement. Any successor servicer will be entitled to the same servicing compensation as the predecessor servicer. In addition, certificateholders evidencing at least 66% of the voting rights of the certificates affected by a Servicer Event of Default may waive such Servicer Event of Default. However, a Servicer Event of Default with respect to a Servicer's obligation to make P&I Advances or any other Servicer Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Servicer Event of Default.

                  Any successor to any Servicer as servicer of the mortgage loans will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required during the term of its service as Servicer, to maintain in force the insurance policy or policies that such Servicer is required to maintain.

Certain Matters Regarding the Servicers

                  Except as provided in the Sale and Servicing Agreements, no Servicer may assign its Sale and Servicing Agreement or the servicing rights under such Sale and Servicing Agreement, or delegate all or any portion of its rights or duties under such Sale and Servicing Agreement, or sell or otherwise dispose of all of its property or assets.

                  No Servicer may resign from its obligations and duties under the applicable Sale and Servicing Agreement except by mutual consent of such Servicer and the Master Servicer (as provided in the Trust Agreement) or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer must be evidenced by an opinion of counsel delivered to the Trustee, the Securities Administrator and the Master Servicer and in form and substance acceptable to the Trustee, the Securities Administrator and the Master Servicer. No such resignation shall become effective until a successor has assumed such Servicer's responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

                  With respect to the Countrywide Mortgage Loans, the related Sale and Servicing Agreement provides that any company into which Countrywide Servicing, as servicer of the Countrywide Mortgage Loans, is merged or consolidated will succeed automatically to the duties of Countrywide Servicing, so long as that such entity is a Fannie Mae/Freddie Mac approved servicer.

                  Without in any way limiting the generality of the foregoing and, except in the case of certain mergers, if a Servicer either assigns its rights under the applicable Sale and Servicing Agreement or the servicing responsibilities under that Sale and Servicing Agreement or delegates all or any portion of its duties under that Sale and Servicing Agreement or sells or otherwise disposes of all or substantially all of its property or assets, then the Master Servicer will have the right to terminate that Sale and Servicing Agreement upon notice to the related Servicer.

                  Except as described herein under "The Servicers--General", the Master Servicer is prohibited from terminating the Servicer without cause.

                  Each Sale and Servicing Agreement provides that neither the applicable Servicer nor any of its directors, officers, employees or agents will have any liability to the Trust Fund for any action taken or for refraining from taking any action in good faith pursuant to such Sale and Servicing Agreement, or for errors in judgment. However, this provision will not protect a Servicer or any such person against any breach of warranties or representations made in the related Sale and Servicing Agreement, or failure to perform its obligations in compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. No Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duty to service the mortgage loans in accordance with the related Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability. However, a Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of the applicable Sale and Servicing Agreement and the rights and duties of the parties to it. In such event, such Servicer will be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action. Additionally, the Trust Fund will be required to indemnify each Servicer for certain liabilities, costs and expenses incurred by such Servicer as set forth in the applicable Sale and Servicing Agreement.

Certain Matters Regarding the Depositor and the Trustee

                  The Trust Agreement will provide that none of the Depositor, the Trustee or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment, except that neither the Depositor nor the Trustee will be protected against liability arising from any breach of representations or warranties made by it, or from any liability which may be imposed by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the Trust Agreement.

                  The Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee will be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Trust Agreement or the certificates, or any other unanticipated or extraordinary expenses, other than any loss, liability or expense incurred by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Trust Agreement.

                  Neither the Depositor nor the Trustee is obligated under the Trust Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability. However, in accordance with the provisions of the Trust Agreement, each of the Depositor and the Trustee, may undertake any action it deems necessary or desirable in respect of (i) the rights and duties of the parties to the Trust Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the certificateholders. In the event the Depositor or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust Fund.

Amendment

                  The Trust Agreement may be amended from time to time by the parties to the agreement by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the Trust Agreement or in any Sale and Servicing Agreement, which may be inconsistent with any other provision, or to add to the duties of the parties to the Trust Agreement. The Trust Agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the Trust Agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Trust Agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

                  The Trust Agreement may be amended from time to time by the parties to the agreement and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any class of certificates without the consent of the holders of that class, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

                                   THE SPONSOR

                  The sponsor is GSMC, a New York limited partnership (the "Sponsor"). GSMC is the parent of the Depositor and an affiliate of the Underwriter.

                  GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

                  GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the Depositor, which loans will ultimately be transferred to the applicable issuing entity for the related securitization.

                  As of December 31, 2005, GSMC has sponsored the securitization of approximately $100.9 of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, "scratch and dent" and re-performing loans, among others.


                  GSMC has been the sponsor of securitizations backed by subprime mortgage loans since 2002. The following table describes the approximate volume of subprime mortgage loan securitizations sponsored by GSMC since 2002:


                        Year             Approximate Volume
                      --------         ----------------------
                        2002             $4.6 billion
                        2003             $2.4 billion
                        2004             $3.8 billion
                        2005             $10.4 billion

                  GSMC acquires residential mortgage loans in two contexts:

                  (1) through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

                  (2)  through conduit purchases.

                  Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

                  The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

                  Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

                            STATIC POOL INFORMATION

                  Information concerning the Sponsor's prior residential mortgage loan securitizations involving adjustable-rate Alt-A mortgage loans secured by first mortgages or deeds of trust in residential real properties issued by the Depositor is available on the Internet at http://www.gs.com/staticpoolinfo. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization Cut-Off Date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past five years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the Trust Fund, the assets of which will support the issuance of the certificates offered by the prospectus supplement. In addition, the performance information relating to the prior securitizations described

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above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Trust Fund related to this offering.

                  In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request to anyone who writes or calls the Depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

                  In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006, is not deemed to be part of this term sheet supplement, the prospectus, the accompanying prospectus supplement or the Depositor's registration statement.

      Countrywide Home Loans

                  Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200602. This information is not deemed to be part of this term sheet supplement, the prospectus, the accompanying prospectus supplement or the Depositor's registration statement. An investor seeking to review data only on Alt-A/adjustable rate mortgage loans, such as the Mortgage Loans, may chose the "Arm" option under "Payment Type Filter", the "No" option under "NegAm Flag Filter" and the "Yes" option under the "AltDeal Flag Filter."

                                 THE DEPOSITOR

                  The Depositor is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of the Sponsor and is an affiliate of the Underwriter. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                              THE ISSUING ENTITY

                  In connection with the issuance of the certificates, GSAA Home Equity Trust 2006-4, the Issuing Entity, will be formed by the Depositor on the Closing Date pursuant to the Trust Agreement. The Issuing Entity will be a New York common law trust and Deutsche Bank will serve as Trustee of the issuing entity and act on behalf of the Issuing Entity as required under the Trust Agreement, as the Issuing Entity will not have any directors, officers or employees and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

                  Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

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                                  THE TRUSTEE

                  Deutsche Bank, a national banking association, will act as Trustee for the mortgage loans under the Trust Agreement. The principal executive office of Deutsche Bank is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000.

                  Deutsche Bank is a national banking association which has an office in Santa Ana, California. Deutsche Bank has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. Deutsche Bank may perform certain of its obligations through one or more third party vendors. However, Deutsche Bank shall remain liable for the duties and obligations required of it under the Trust Agreement. Deutsche Bank has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders of the certificates.

                  Deutsche Bank is providing the information in the foregoing paragraph at the Depositor's request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, Deutsche Bank has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

                  The Trustee will perform administrative functions on behalf of the Trust Fund and for the benefit of the certificateholders pursuant to the terms of the Trust Agreement. The Trustee's duties are limited solely to its express obligations under the Trust Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by the Servicer); (iv) terminating the Custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the Trust Agreement. See "The Agreements" in this term sheet supplement.

                  The Trustee must be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the Trustee ceases to be eligible, the Trustee will resign immediately in the manner and with the effect as specified below.

                  The Trustee may at any time resign as trustee by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each rating agency not less than sixty (60) days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the Trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust

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Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee.

                  The holders of certificates entitled to a majority of the voting rights and the Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

                  Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         THE SECURITIES ADMINISTRATOR

                  Wells Fargo Bank will be the Securities Administrator under the Trust Agreement. The Securities Administrator will receive, as compensation for acting in such capacity (the "Securities Administrator Fee"), interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders, after payment of the Trustee Fee.

                  Under the terms of the Trust Agreement, Wells Fargo is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

                  Wells Fargo will also act as paying agent and certificate registrar for the certificates.

                  For information, with respect to the Securities
Administrator's liability under the Trust Agreement and any indemnification that the Securities Administrator will be entitled to from the Trust Fund, see "The Master Servicer--Indemnification and Third Party Claims" in this term sheet supplement.

                  The Securities Administrator will be required to prepare and deliver a report on assessment of compliance as described under "The Agreements--Servicer Reports."

                                THE CUSTODIANS

                  Each of the Custodians will act as custodian of the related Mortgage Loans pursuant to one or more separate custodial agreements and, in such capacity, and pursuant to the Trust Agreement, will execute and deliver to the Trustee a custodial receipt representing that such Custodian possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to such custodial agreement or custodial agreements, as the case may be.

                  The principal executive office of Deutsche Bank in its capacity as a Custodian is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000.

                  The principal office of JPMorgan in its capacity as a Custodian is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785-5205.

                  The principal office of U.S. Bank in its capacity as a Custodian is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105.

                  Each Custodian is responsible for holding and safeguarding the applicable mortgage notes and other contents of the mortgage files on behalf of the Trustee, the Securities Administrator and the Certificateholders.

                  Deutsche Bank has performed this custodial role in numerous mortgage-backed transactions since 1991. Deutsche Bank shall maintain continuous custody of all mortgage documents constituting the Custodial File (as such term is described further in the Trust Agreement) in secure, fire-resistant facilities in accordance with customary standards for such custody. Deutsche Bank will not physically segregate the mortgage files from other mortgage files in Deutsche Bank's custody but they will be kept in shared facilities. However, Deutsche Bank's proprietary document tracking system will show the location within Deutsche Bank's facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the Trust Fund.

                  JPMorgan segregates files for which it acts as custodian by group on its automated data system (as directed by the Trustee) and maintains continuous custody of all the mortgage files received by it in secure and fire resistant facilities in accordance with customary standards for such custody.

                  U.S. Bank will act as custodian of the Custodial Files pursuant to the Trust Agreement. As custodian, U.S. Bank is responsible for holding the Custodial Files on behalf of the Trustee. U.S. Bank will hold the Custodial Files in one of its custodial vaults, which are located in St. Paul, Minnesota. The Custodial Files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Trust Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as Custodian, including the Custodial Files held on behalf of the Trustee. As of December 31, 2005, U.S. Bank holds approximately 4,092,000 document files for approximately 450 entities and has been acting as a custodian for approximately 20 years.

                  The Custodians will be required to prepare and deliver a report on assessment of compliance as described under "The
Agreements--Servicer Reports."

                        DESCRIPTION OF THE CERTIFICATES

General

                  The certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement of which this term sheet supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Offered Certificates (as defined below) will not be issued unless they receive the rating or ratings from at least two of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies") indicated in the term sheet. As of on or about March 2, 2006 (the "Closing Date"), the Offered Certificates, other than the Subordinate Certificates indicated in the term sheet, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                  Each Sale and Servicing Agreement obligates the related Servicer to make advances when payments on the Mortgage Loans are delinquent and such Servicer determines that certain other conditions are satisfied, as described in this term sheet supplement under "The Agreements--

Advances." If a Servicer fails to make such Advances, then the Master Servicer or the Trustee, in its capacity as successor master servicer, or another successor master servicer, will be obligated to make such Advances to the extent described in the Trust Agreement.

                  The Asset-Backed Certificates, Series 2006-4 will consist of the classes indicated in the prospectus supplement.

                  Collectively, the certificates will represent the ownership of the property in the Trust Fund. Legal title to the property of the Trust Fund will be held by the Trustee. Only the "Senior Certificates", the "Senior Subordinate Certificates" and, if applicable, the "Residual Certificates" (together with the Senior Certificates and the Senior Subordinate Certificates, the "Offered Certificates") will be offered by the prospectus supplement. The "Junior Subordinate Certificates" will not be offered hereby. The Senior Subordinate Certificates together with the Junior Subordinate Certificates are sometimes referred to herein as the "Subordinate Certificates." Certain of the certificates may sometimes be referred to as the "Super Senior Certificates." Certain of the certificates may sometimes be referred to as the "Senior Support Certificates."

                  The "Class Principal Balance" for any Distribution Date and for any class of certificates (other than any Interest Only Certificates (as defined below)) will equal the aggregate amount of principal to which it is entitled as of the Closing Date, reduced by all distributions of principal (other than reimbursements of Realized Losses) to that class and all allocations of losses required to be borne by that class before that Distribution Date and increased by the amount of any Subsequent Recoveries allocated to that class. The "Certificate Principal Balance," for any individual certificate, will be the portion of the corresponding Class Principal Balance that it represents.

                  It is possible that a certain class or classes of certificates (the "Interest Only Certificates") will be issued from the Trust Fund. These certificates will not have a Class Principal Balance, but will only have a notional amount. The "Notional Amount" for any Distribution Date and any class of Interest Only Certificates will be equal to an amount equal to the aggregate Class Principal Balance of certain of the other Offered Certificates, as described in the term sheet and the prospectus supplement, if applicable.

                  The certificates (other than the Residual Certificates) will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000. Each class of the Residual Certificates will be issued and available only in book-entry form and will each be issued as a single certificate in a principal amount of $100.

                  Distributions on a group of classes of certificates (each, a "Certificate Group") will generally be based on payments received or advanced on the Mortgage Loans in the related Loan Group and groups of Loan Groups may, collectively be grouped together as a "Track." Distributions on a Track of Subordinate Certificates may be based on payments received or advanced in respect of all of the Mortgage Loans relating to a Track Loan Group.

                  With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates (other than any Interest Only Certificates) will be 100% and will be allocated among the classes of those certificates in the proportion that the aggregate Class Principal Balance of a class then outstanding bears to the aggregate Class Principal Balance of all certificates then outstanding. If Interest Only Certificates are issued, then the percentage described in the preceding sentence will be 99% instead of 100%, and with respect to any date of determination, the percentage of all the voting rights allocated among holders of any Interest Only Certificates will be 1%. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances, or Notional Amount, of those certificates.

                  Distributions will be made to certificateholders of record on the last business day of the interest accrual period for each class related to the applicable Distribution Date (the "Record Date"). All distributions will be made either (1) by check mailed to the address of each certificateholder as it appears in the certificate register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Offered Certificates other than the Residual Certificates, by wire transfer of immediately available funds to the account of the certificateholder at a bank or other entity having appropriate facilities, if the holder has so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and the holder is the registered owner of Regular Certificates with an initial principal amount of at least $1,000,000. The Securities Administrator may charge the holder a fee for any payment made by wire transfer. Final distribution on the certificates will be made only upon surrender of the certificates at the offices of the Securities Administrator or other certificate registrar set forth in the notice of such final distribution.

Distributions

                  Beginning on March 27, 2006, and on the 25th day of each month thereafter, or if the 25th day is not a business day, on the next succeeding business day (each, a "Distribution Date") thereafter, after reimbursement of any Advances to a Servicer (or the Master Servicer as successor servicer, or the Trustee in its capacity as successor servicer, if such Advance is not made by the Servicer), distributions will be made, to the extent of funds available therefor, in the order and priority described in the prospectus supplement which, generally, will be as described in the term sheet.

                  If the Subordination Level for any class of Subordinate Certificates on any Distribution Date is less than the Subordination Level on the Closing Date (the "Initial Subordination Level") for such class of certificates (such class, the "Affected Subordinate Certificates"), the aggregate amount of principal prepayments otherwise payable on such Distribution Date to such classes of Subordinate Certificates will be allocated:

                  (1) pro rata (based on their respective Class Principal Balance) to each class of related Subordinate Certificates whose Subordination Level equals or exceeds its Initial Subordination Level and the related class of Affected Subordinate Certificates having the lowest numerical designation, or

                  (2) if no class of related Subordinate Certificates has a Subordination Level equal to or in excess of its Initial Subordination Level, to the related class of Affected Subordinate Certificates having the lowest numerical designation up to an amount sufficient to restore its Subordination Level to its Initial Subordination Level, and then to the related class of Affected Subordinate Certificates having the next lowest numerical designation, in the same manner.

                  Although each class of Subordinate Certificates will be entitled to its pro rata portion of the Subordinate Principal Distribution Amount with respect to the applicable Loan Groups, the aggregate Available Distribution Amount for the applicable Loan Groups may not be sufficient (after payment of amounts due to the related Senior Certificates) to pay to each class of Subordinate Certificates its pro rata share of the related Subordinate Principal Distribution Amount, in which case the Available Distribution Amount for each Loan Group will be distributed in the priority described above, subject to the exceptions described in the section below entitled "--Principal Distribution Amount."

                  With respect to any class of Subordinate Certificates, the "Subordination Level" on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of the related classes of Subordinate Certificates that are subordinate to that class by the sum of the Class Principal Balances of all related classes of certificates, before giving effect to distributions and allocations of Realized Losses to the applicable certificates on that date.

                  In the event that the Master Servicer exercises its option to solicit bids and terminate the Trust Fund, as described in the section below entitled "--Termination; Optional Clean-Up Call," the amount of any Fair Market Value Excess (as defined below) will be distributed to the Class RC certificates in accordance with the provisions of the Trust Agreement.

                  The formula for calculating the applicable interest rate for each class of the offered certificates (the "Certificate Rate") on any Distribution Date will be set forth in the term sheet and in the footnotes to the table on the cover of the prospectus supplement. The "Net Rate" for each Mortgage Loan for each Distribution Date is equal to its per annum mortgage interest rate as of the Due Date in the prior calendar month, less (a) the Servicing Fee Rate (as defined herein) and (b) the Lender Paid Mortgage Insurance Rate, if applicable The "Lender Paid Mortgage Insurance Rate" means, with respect to certain of the Mortgage Loans, the per annum rate that represents the portion of the interest payment due from the related borrower that will be used by the related Servicer to pay the premium for the required primary mortgage guaranty insurance policy. "Accrued Certificate Interest" with respect to any class of certificates on each Distribution Date will equal
(1) the product of (a) the Certificate Rate for such class, (b) a fraction, the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 360 and (c) the applicable Class Principal Balance plus (2) interest accrued but not paid on prior Distribution Dates. Accrued Certificate Interest is subject to reduction for certain interest shortfalls as described below. The "Interest Accrual Period" with respect to any Distribution Date will be the calendar month preceding the current Distribution Date, calculated on the basis of a 360-day year consisting of twelve thirty-day months. As to any class of certificates, the Class Principal Balance as of the close of business on each Distribution Date will equal the initial Class Principal Balance of such class reduced by all principal payments (other than reimbursements of Realized Losses) previously distributed to such class and all Realized Losses previously allocated to such class.

                  The "Group Subordinate Amount" as to any Distribution Date and the Mortgage Loans in any particular Loan Group, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in that Loan Group for the preceding Distribution Date over the aggregate Class Principal Balance of the Certificates related to that Loan Group after giving effect to distributions on that preceding Distribution Date.

                  Each Servicer is obligated to remit to the Master Servicer from the Servicer's own funds, who will remit to the Securities Administrator, before each Distribution Date, an amount necessary to compensate the Trust
Fund for interest not earned on the Mortgage Loans as a result of prepayments ("Compensating Interest"); provided, however, that, generally, the Compensating Interest to be paid by the Servicer is limited to, (i) with respect to certain of the Servicers, the lesser of one-half of (a) the related servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to certain other of the Servicers, their respective servicing fee, and may not fully compensate certificateholders for such lost interest. Any such deficiency will constitute a prepayment interest shortfall. See "Yield and Prepayment Considerations--Principal Prepayments and Compensating Interest" in this term sheet supplement. Any prepayment interest shortfalls not covered by Compensating Interest will be allocated pro rata to each class of Senior Certificates (including any Super Senior Certificates) related to the Loan
Group in which the prepayments occurred and the related classes of Subordinate Certificates in proportion to the amount of interest to which each such class of related Senior Certificates would otherwise be entitled and the interest that would be payable to a portion of the Subordinate Certificates equal to the related Group Subordinate Amount, in each case in reduction of that amount. Interest shortfalls attributable to the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws, will also be allocated pro rata to the related classes of Senior Certificates related to the Loan Group in which the shortfalls occurred and the related classes of Subordinate Certificates based on the amounts of interest payable to such Senior Certificates and the interest that would be payable to a portion of the Subordinate Certificates equal to the related Group Subordinate Amount, respectively.

                  Any modifications of the mortgage interest rate on any Mortgage Loan in connection with a mortgagor bankruptcy will not affect the calculation of the weighted average Net Rate of the Mortgage Loans as a whole or for any Loan Group. Interest shortfalls attributable to such a modification are bankruptcy losses and will be allocated as described in the section below entitled "--Subordination and Allocation of Losses."

Principal Distribution Amount

                  On each Distribution Date, to the extent of the Available Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Distribution Date and each Loan Group will be distributed in the priority described above.

                  The "Senior Principal Distribution Amount" for each Loan Group and each Distribution Date will equal the sum of:

                  (i) the Senior Percentage of the Principal Payment Amount for such Loan Group,

                  (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount for such Loan Group,

                  (iii)    the Senior Liquidation Amount for such Loan Group,

                  (iv) with respect to certain of the Loan Groups, crossover amounts, if applicable (allocable to principal) (as described under "Credit
                           Enhancements"), if any, received from another such Loan Group and

                  (v) the Senior Prepayment Percentage of any Subsequent Recoveries, with respect to the Mortgage Loans in such Loan Group.

                  The "Subordinate Principal Distribution Amount" for any Distribution Date will equal, for the applicable Loan Group, (x) the sum of the Principal Payment Amount, the Principal Prepayment Amount, and the Liquidation Principal for such Loan Group minus (y) the Senior Principal Distribution Amount for such Loan Group, minus (z) with respect to certain of the Loan Groups, the crossover amounts, if applicable, if any, allocable to principal paid to the Senior Certificates related to another such Loan Group or Loan Groups.

                  For any Distribution Date and any Loan Group, the "Principal Payment Amount" is the sum, for the Mortgage Loans in that Loan Group, of the portion of Scheduled Payments due on the Due Date immediately before the Distribution Date that are allocable to principal on those Mortgage Loans.

                  The "Senior Percentage" for each Loan Group and any Distribution Date will equal the lesser of (a) 100% and (b) the sum of the Class Principal Balance (immediately before the Distribution Date) of the Senior Certificates related to such Loan Group, divided by the aggregate

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scheduled principal balance of the Mortgage Loans in such Loan Group as of the
Due Date in the prior calendar month, after giving effect to the Scheduled Payments due on that Due Date (whether or not received).

                  The "Subordinate Percentage" for each Loan Group and any Distribution Date will equal 100% minus the related Senior Percentage.

                  The "Principal Prepayment Amount", for any Distribution Date and any Loan Group, will equal the sum, for all of the Mortgage Loans in that Loan Group, of all Payoffs and Curtailments relating to the Mortgage Loans in that Loan Group that were received during the preceding calendar month. "Payoffs" are prepayments in full on a Mortgage Loan and "Curtailments" are partial prepayments on a Mortgage Loan. The "Senior Prepayment Percentage" for each of the Track 1 Loan Group and the Track 2 Loan Group for each Distribution Date on or before February 2013 will equal 100%. After the Distribution Date in February 2013, the percentages for each of the Track 1 Loan Group and the Track 2 Loan Group will be calculated as follows:

                    o for any Distribution Date occurring in or between March 2013 and February 2014, the related Senior Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

                    o for any Distribution Date occurring in or between March 2014 and February 2015, the related Senior Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

                    o for any Distribution Date occurring in or between March 2015 and February 2016, the related Senior Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

                    o for any Distribution Date occurring in or between March 2016 and February 2017, the related Senior Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

                    o for any Distribution Date (other than the final Distribution Date) occurring in or after March 2017, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date; and

                    o for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

                  There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution Date:

                    o if the Senior Percentage for any of the Loan Groups for that Distribution Date exceeds the initial Senior Percentage for such Loan Group as of the Closing Date, then the Senior Prepayment Percentage for such Loan Group for that Distribution Date will equal 100%;

                    o if before the Distribution Date in March 2009 (i) the combined Subordinate Percentage for certain of the Loan Groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in such Loan Groups is less than or equal to 20% of the initial aggregate Class

                         Principal Balance of the related Subordinate
                         Certificates, then the Senior Prepayment Percentage for such Loan Groups for such Distribution Date will equal the Senior Percentage for such Loan Groups plus 50% of the related Subordinate Percentage for that Distribution Date; and

                    o if on or after the Distribution Date in March 2009, (i) the combined Subordinate Percentage for certain of the Loan Groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the such Loan Groups is less than or equal to 30% of the initial aggregate Class Principal Balance of the related Subordinate Certificates, then the Senior Prepayment Percentage for such Loan Groups for such Distribution Date will equal the Senior Percentage for such Loan Groups

                  Notwithstanding the above, on any Distribution Date, if and so long as (as is more precisely set forth in the Trust Agreement) (1)(A) the aggregate delinquencies on the Mortgage Loans (or on the Mortgage Loans in a particular Track) (including loans in bankruptcy, foreclosure and REO) averaged over the prior 3 months exceed 50% of the aggregate principal balance of the Subordinate Certificates (or the Subordinate Certificates related to a particular Track), or (B) cumulative Realized Losses on the Mortgage Loans (or on the Mortgage Loans in a particular Track) as of the Distribution Dates prior to March 2014, March 2015, March 2016 and March 2017 (and each March thereafter) exceed 30%, 40%, 60%, 80% and 100%, respectively, of the aggregate initial Class Principal Balance of the Subordinate Certificates (or the Subordinate Certificates related to a particular Track), then the Senior Prepayment Percentage for each related Certificate Group for that Distribution Date will be 100%.

                  The "Senior Liquidation Amount", for any Distribution Date and any Loan Group, will equal the aggregate, for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Senior Percentage for the related Loan Group of the scheduled principal balance of that Mortgage Loan and (ii) the Senior Prepayment Percentage for the related Loan Group of the Liquidation Principal derived from that Mortgage Loan.

                  "Liquidation Principal" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date. A "Liquidated Mortgage Loan" is a Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

                  "Liquidation Proceeds" means amounts, other than insurance proceeds and condemnation proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO property pursuant to the applicable Sale and Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.

Subordination and Allocation of Losses

                  The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this term sheet supplement. The support provided by the Subordinate Certificates to the related Senior Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such related Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the related Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates prior to any allocation of Realized Losses to the related Senior Certificates. In addition, each of the Senior Support Certificates will provide credit support to the related Super Senior Certificates by means of the allocation of Realized Losses (other than Excess Special Losses) to such Senior Support Certificates prior to any allocation of Realized Losses to such Super Senior Certificates.

                  In addition, each class of Subordinate Certificates will be subordinate to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those related classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates in reverse order of numerical designation.

                  A "Realized Loss" on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over
(b) Liquidation Proceeds realized from the disposition of such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust Fund and modifications of defaulted Mortgage Loans.

                  Realized Losses (other than Excess Special Losses) realized during any calendar month will be allocated on each Distribution Date to reduce the Class Principal Balances of the related Subordinate Certificates in reverse numerical order, in each case until the Class Principal Balance of each such class has been reduced to zero. If applicable, because, for example, the Track 1 Subordinate Certificates represent interests in certificates related to the Track 1 Loan Group, the Class Principal Balances of the Track 1 Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups in the Track 1 Loan Group. Therefore, the allocation to the Track 1 Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group in the Track 1 Loan Group will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group in the Track 1 Loan Group which did not incur the loss. If the Class Principal Balances of all of the Track 1 Subordinate Certificates have been reduced to zero, further Realized Losses on the Mortgage Loans in the Track 1 Loan Group would be allocated pro rata to the Senior Certificates related to the Loan Group or Loan Groups in which such Realized Losses occurred based on their outstanding Class Principal Balances, in each case until the Class Principal Balance of each such class of certificates has been reduced to zero; provided, however, that Realized Losses (other than Excess Special Losses) on the Mortgage Loans otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of each such class until the Certificate Balance of each such class has been reduced to zero, and thereafter to the Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero. The same concepts described in this paragraph would be applicable to other Tracks, if any.

                  An exception to the general rule for allocating Realized Losses is the allocation of certain Special Losses in excess of the thresholds described below. "Special Losses" consist of losses on the Mortgage Loans due to bankruptcy of the related mortgagors, fraud on the part of any party to the related mortgage documents and special hazard losses such as natural disasters, which are not covered by standard hazard insurance policies or flood insurance policies required to be in place for every Mortgage Loan, as described under "The Agreements--Hazard Insurance." Any Special Losses (other than Excess Special Losses, as defined below) that are realized as of any Distribution Date will be allocated in the same manner as Realized Losses, as described above. "Excess Special Losses" are any Special Losses that exceed, as of the current Distribution Date (taking into account the cumulative amount of such Special Losses that has been realized since the Cut-Off Date), (a) in the case of bankruptcy losses, a certain level established by the applicable Rating Agency (or, if applicable, with respect to the Track 1 Loans and the Track 2 Loans, a certain level established by the applicable Rating Agency);
(b) in the case of fraud losses, 1% of the scheduled principal balance of all of the Mortgage Loans or, if applicable, of the Track 1 Loans or the Track 2 Loans, as applicable, in each of the first and second years after the issuance of the certificates and 0.5% of the scheduled principal balance of all of the Mortgage Loans or, if applicable, all of the Track 1 Loans or the Track 2 Loans, as applicable, in each of the third, fourth and fifth years after the issuance of the certificates and 0% in each subsequent year; and (c) in the case of special hazard losses, the greater of (1) the greatest of (A) 1% of the aggregate scheduled principal balance of all of the Mortgage Loans in the related Loan Groups, (B) the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Groups secured by Mortgaged Properties located in the single California zip code area with the largest aggregate scheduled principal balance of Mortgage Loans and (C) twice the scheduled principal balance of the largest Mortgage Loan in the related Loan Groups and
(2) a certain level established by the applicable Rating Agency (or, if applicable, in the case of the Track 1 and the Track 2 Loans, a certain level established by the applicable Rating Agency). Any Excess Special Losses that are realized as of any Distribution Date will be allocated, pro rata, to (i) all classes of Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the losses occurred and (ii) all classes of related Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Group Subordinate Amount of the related Subordinate Certificates, respectively.

                  Amounts received in respect of principal on a Mortgage Loan that has previously been allocated as a Realized Loss, Special Loss or Excess Special Loss to a class of certificates ("Subsequent Recoveries") will be treated as a principal prepayment. In addition, the Class Principal Balance of each class of certificates to which Realized Losses, Special Losses and Excess Special Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, but not by more than the amount of Realized Losses, Special Losses and Excess Special Losses previously allocated to reduce the Class Principal Balance.

The Residual Certificates

                  Each class of Residual Certificates will receive $100 of principal on the first Distribution Date as well as one month's interest on that amount and will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, a class of Residual Certificates will receive any amounts remaining (which, with the exception of the distribution of any Fair Market Value Excess (as defined herein) as described under "--Termination; Optional Clean-Up Call" below, are expected to be zero) in the Certificate Account from the Available
Distribution Amount for each related Loan Group after distributions of interest and principal on the regular interests and payment of expenses, if any, of the Trust Fund, together with excess Liquidation Proceeds, if any, as set forth under "--Distributions" above. Distributions of any remaining amounts to the Residual Certificates will be subordinate to all payments required to be made to the other classes of related certificates on any Distribution Date. The Residual Certificates will remain outstanding until the related REMIC is terminated even though they are not expected to receive any cash after the first Distribution Date (other than the distribution of any Fair Market Value Excess as described under "--Termination; Optional Clean-Up Call" below). See "Federal Income Tax Consequences" in this term sheet supplement and "Federal Income Tax Consequences" in the prospectus.

Available Distribution Amount

                  On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include Scheduled Payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month, will be distributed to the certificateholders, as specified in this term sheet supplement.

                  The "Available Distribution Amount", for any Distribution Date for each Loan Group, as more fully described in the Trust Agreement, will equal the sum, for the Mortgage Loans in the Loan Group, of the following amounts:

                  (a) the total amount of all cash received from or on behalf of the mortgagors or advanced by a Servicer (or the Master Servicer as successor servicer, or any other successor servicer) on the Mortgage Loans and not previously distributed (including P&I Advances made by a Servicer (or the Master Servicer as successor servicer, or any other successor servicer) and proceeds of Mortgage Loans in the Loan Group that are liquidated), except:

                           (i) all Scheduled Payments collected but due on a Due Date after that Distribution Date;

                           (ii)     all Curtailments received after the
                                    previous calendar month;

                           (iii) all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

                           (iv)     Liquidation Proceeds and insurance
                                    proceeds received on the Mortgage Loans in the Loan Group after the previous calendar month;

                           (v) all amounts in the Certificate Account that are due and reimbursable to the applicable Servicer under the related Sale and Servicing Agreement;

                           (vi) the servicing compensation and Master Servicer and Securities Administrator compensation for each Mortgage Loan in the Loan Group for that Distribution Date;

                           (vii) any cash required to be crossed over to any other Loan Group as described under "Credit Enhancements"; and

                           (viii) such Loan Group's share of all amounts reimbursable on such Distribution Date to the Securities Administrator, the Master Servicer, the Custodians or the Trustee;

                  (b) the total amount of any cash received during the calendar month prior to that Distribution Date by the Trustee, the Securities Administrator or the Servicer as a result of the repurchase by the Responsible Party or GSMC, as applicable, of any Mortgage Loans in the Loan Group as a result of defective documentation or a breach of representations and warranties;

                  (c) any amounts crossed over from another Loan Group or Loan Groups to such Loan Group or Loan Groups as described under "--Subordination and Allocation of Losses"; and

                  (d) the amount of any Subsequent Recoveries received with respect to the Mortgage Loans of such Loan Group.

Termination; Optional Clean-Up Call

                  On any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the Master Servicer may, at its option, solicit bids in a commercially reasonable manner for the purchase of the mortgage loans and all other property of the Trust Fund on a non-recourse basis with no representations or warranties of any nature whatsoever (such event, the "Auction Call"). To effectuate such sale, the Master Servicer or its designee, in communication with the Depositor, shall make reasonable efforts to sell all of the property of the Trust Fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type. The Trustee will sell all of the property of the Trust Fund, as directed, to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided, that, (i) the sale price will not be less than the par value plus accrued interest on the mortgage loans plus the fair market value of any REO properties as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three prospective purchasers and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined. The proceeds of such sale of the Trust Fund property (other than an amount equal to the excess, if any, of the proceeds of the sale over the par value (such excess, the "Fair Market Value Excess") will be distributed to the holders of the certificates in accordance with the order of priorities set forth under "Description of the Certificates--Distributions" in the prospectus supplement. Any Fair Market Value Excess received in connection with the purchase of the mortgage loans and REO properties will be distributed as provided in the Trust Agreement. The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the Trust Fund, if the auction is not successful, and from the proceeds of the successful sale before the proceeds are distributed to certificateholders.


                  Except to the extent provided above with regard to allocating any Fair Market Value Excess, the proceeds of such a sale will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, the sale of the mortgage loans and REO properties as a result of the exercise by the Master Servicer of its option to solicit bids therefor will result in the final distribution on the certificates on the related Distribution Date. See "Administration--Termination; Optional Termination" in the prospectus.

                  The Trust Fund also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable Servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the Trust Agreement; provided, however, that in no event will the Trust Fund established by the Trust Agreement terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the Trust Agreement.

Rated Final Distribution Date

                  The rated final Distribution Date for distributions on the certificates will be the distribution date occurring in March 2036. The rated final Distribution Date of each class of certificates was determined by adding one month to the maturity date of the latest maturing Mortgage Loan in the related Loan Group.

Reports to Certificateholders

                  On each Distribution Date, the Securities Administrator on behalf of the Trustee, will be required to make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a distribution report, based on information provided to the Securities Administrator by the Master Servicer and the Servicers, containing the following information:

                           (i)      the class factor for each class of
                                    certificates;

                           (ii) the aggregate scheduled principal balance of each pool and/or group of Mortgage Loans;

                           (iii) the Available Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

                           (iv) the amount of such distributions to the holders of certificates of such class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayment Amounts paid by the borrower, Liquidation Proceeds, condemnation proceeds and insurance proceeds;

                           (v) the amount of such distributions to the holders of certificates of such class allocable to interest, and the Certificate Rate applicable to each class (separately identifying (i) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (ii) the amount of interest from previous calendar months);

                           (vi) the aggregate amount of servicing fees and other fees and expenses paid or to be paid out of the Available Distribution Amount for such Distribution Date;

                           (vii) if applicable, the aggregate amount of outstanding Advances included in such distributions, and the aggregate amount of Advances reimbursed to the Master Servicer or other successor Servicer during the calendar month preceding the Distribution Date;

                           (viii) the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

                           (ix)     the number and aggregate scheduled
                                    principal balance of Mortgage Loans as
                                    reported to the Securities Administrator by the applicable Servicer, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) that have become REO property; (iii) as to which foreclosure proceedings have been commenced and (iv) as to which the related borrower is subject to a bankruptcy proceeding;

                           (x) with respect to any Mortgaged Property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the scheduled principal balance of the related Mortgage Loan as of the last business day of the calendar month preceding the Distribution Date;

                           (xi) the aggregate Class Principal Balance of each class of certificates (and, in the case of any certificate with no Class Principal Balance, the notional amount of such class) after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

                           (xii) the aggregate amount of (i) Payoffs and Principal Prepayments made by borrowers,
                                    (ii) the amount of any proceeds from any repurchase of any Mortgage Loans by a Responsible Party; (iii) Liquidation Proceeds, condemnation proceeds and insurance proceeds, and (iv) Realized Losses incurred during the related Prepayment Period;

                           (xiii) the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;

                           (xiv) the aggregate shortfall, if any, allocated to each class of certificates at the close of business on such Distribution Date;

                           (xv)     the Senior Percentages, the Senior
                                    Prepayment Percentages, the Subordinate
                                    Percentages and the Subordinate Prepayment
                                    Percentages, if any, for such Distribution
                                    Date;

                           (xvi) such other information as provided in the Trust Agreement.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance, then the amounts shall be expressed as a dollar amount per 10% percentage interest.

                  Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in subclauses

(i), (ii), (iii) and (iv) above with respect to the period during which such person was a certificateholder. Such obligation will deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer or the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

                  The Securities Administrator will provide the monthly distribution report via the Securities Administrator's internet website (assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600). The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared by the Securities Administrator with respect to the Trust Fund through the EDGAR system. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy. As a condition to accessing the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with the Trust Agreement.

                  Any materials filed with the Securities and Exchange Commission in conjunction with this issuance may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Issuing Entity's annual reports, monthly reports, current reports and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)) may also be obtained at the Securities and Exchange Commission's internet site located at http://www.sec.gov. Such filings will be made under the name of the Issuing Entity and under the Securities and Exchange Commission file number [__________].

                  The Securities Administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                      YIELD AND PREPAYMENT CONSIDERATIONS

General

                  The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans in the related Loan Group or Loan Groups and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups. The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable Certificate Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay). Distributions to each Certificate Group generally relate to payments on the Mortgage Loans in the related Loan Group, except in the limited circumstances described in this term sheet supplement. Distributions to the Subordinate Certificates relate to payments on all of the Mortgage Loans in the related Loan Group or Loan Groups.

                  Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on each Adjustment Date to a rate based on an index plus a fixed margin. As of the Cut-Off Date, the Mortgage Loans in each of the Loan Groups had remaining fixed rate periods in the ranges described above under "Description of the Mortgage Pool--General." When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Initial Rate Adjustment Cap, if any, the Subsequent Rate Adjustment Cap, if any, the Lifetime Cap, the Lifetime Floor, if any, and the Index in effect generally forty-five days before the Adjustment Date in the case of the One-Year CMT Loan Index, and either twenty-five or forty-five days before the Adjustment Date, in the case of the Six-Month LIBOR Loan Index and the One-Year LIBOR Loan Index. The Indices may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Lifetime Cap, and each Mortgage Loan has a Lifetime Floor, which is equal to the Margin.

                  Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagor's adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, the Certificate Rate may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust. Certain of the Mortgage Loans may pay interest only and, if so, will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

Principal Prepayments and Compensating Interest

                  When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, therefore, the Trust Fund will suffer an interest shortfall in the amount due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

                  To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan during the calendar month preceding an applicable Distribution Date, each Servicer will be required to remit to the Certificate Account on the day before each Distribution Date Compensating Interest to cover an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by the Servicer. The amount of Compensating Interest to be paid by a Servicer on any Distribution Date will generally not exceed, (i) with respect to Countrywide Servicing (servicing the Countrywide Mortgage Loans), the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to Avelo and Countrywide Servicing (sub-servicing the Conduit Mortgage Loans), their respective servicing fee. In the event that the Servicer does not pay Compensating Interest as required, the Master Servicer will pay such Compensating Interest in the same amount as should have been paid by the Servicer, except that any such amount to be paid by the Master Servicer shall not exceed the amount of Master Servicer's compensation for that period.

                  To the extent that Compensating Interest is not paid or is paid in an amount insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated pro rata to all classes of the Senior Certificates (including the Super Senior Certificates) related to the Loan Group in which the prepayment occurred and the related Subordinate Certificates, based upon the amount of interest to which each such class of Senior Certificates would otherwise be entitled, and the amount of interest to which a portion of the related Subordinate Certificates equal to the related Group Subordinate Amount would otherwise be entitled, in reduction of that amount.

Rate of Payments

                  The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this term sheet supplement and "Yield and Prepayment Considerations" in the prospectus. Mortgagors may prepay the Mortgage Loans at any time. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium. Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

Lack of Historical Prepayment Data

                  There is no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data is not available because the Mortgage Loans underlying the certificates are not a representative sample of Mortgage Loans generally. In addition, historical data available for Mortgage Loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the Mortgage Loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

                  We make no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the term sheet, the prospectus supplement or below in "Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

Yield Considerations with Respect to any Interest Only Certificates

                  The yield to maturity on any Interest Only Certificates will be extremely sensitive to the level of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups. Because the interest payable to any Interest Only Certificates will based on the excess of the weighted average Net Rate of the Mortgage Loans in the applicable Loan Group over the Certificate Rate of related certificates applied to a notional amount equal to the aggregate Class Principal Balance of the related certificates, the yield to maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Mortgage Loans in the applicable Loan Group or Loan Groups, especially those with the highest interest rates. If the Certificate Rate of the related certificates is equal to the weighted average Net Rate of the Mortgage Loans in the related Loan Group or Loan Groups, holders of the Interest Only Certificates will receive no distributions of interest that month. Prospective investors should fully consider the risks associated with an investment in any Interest Only Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups is rapid or an optional purchase of the Mortgage Loans in the related Loan Group or Loan Groups occurs, investors may not fully recover their initial investments.

                  To illustrate the significance of different rates of prepayment on the distributions on any Interest Only Certificates, see the table and accompanying text under "Yield and Prepayment Considerations--Yield Considerations with Respect to any Interest Only Certificates" in the prospectus supplement, which will indicate the approximate pre-tax yields to maturity for any Interest Only Certificates (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

Yield Considerations with Respect to the Senior Subordinate Certificates

                  If the aggregate Class Principal Balance of the Junior Subordinate Certificates related to the Mortgage Loans or a Track of Loan Groups, as applicable, is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans or a Track of Loan Groups, as applicable, and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related offered Subordinate Certificates, in reverse order of priority.

                  Similarly, the yield to maturity of the Senior Certificates (other than any Super Senior Certificates) will become extremely sensitive to losses on the related Mortgage Loans and the timing of those losses when the aggregate Certificate Balance of the related Subordinate Certificates is reduced to zero. Thereafter, those losses will be allocated to the related Senior Certificates (other than any Super Senior Certificates) before they are allocated to any Super Senior Certificates.

Additional Yield Considerations Applicable Solely to the Residual Certificates

                  Although it is anticipated that the Residual Certificates will receive distributions only on the first Distribution Date, the Residual Certificates will remain outstanding until the related REMICs are liquidated which generally will occur either at the optional redemption date or when all amounts have been collected on the Mortgage Loans. The respective Residual Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities during the early years of each REMIC's term that substantially exceed their distributions. In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the related mortgage pool or pools. Furthermore, final regulations have been issued concerning the federal income tax consequences regarding the treatment of "inducement fees" to a purchaser of a Residual Certificate; see "Federal Income Tax Consequences" in the prospectus.

                  The holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this term sheet supplement, the prospectus supplement and in the prospectus.

Additional Information

                  The Depositor may file or may already have filed with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the Offered Certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature, and the information contained in the Current Report on Form 8-K is subject to, and superseded by, the information in this term sheet supplement.

                              CREDIT ENHANCEMENTS

Subordination

                  The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until each class of related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before such Distribution Date. See "Description of the Certificates--Distributions" in this term sheet supplement.

                  Losses on the Mortgage Loans or a Track of Loan Groups (other than Excess Special Losses) will be allocated, in each case until their respective Class Principal Balance has been reduced to zero, first, to the Subordinate Certificates or the Subordinate Certificates related to that Track of Loan Groups, as applicable, and second, pro rata, to the outstanding Senior Certificates or the outstanding Senior Certificates related to that Track of Loan Groups, as applicable; provided, however, that any such losses otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero, and thereafter to the related Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero. Excess Special Losses will be allocated, pro rata, to (i) all classes of Senior Certificates related to the Loan Group in which the losses occurred and (ii) all classes of related Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Group Subordinate Amount of the related Subordinate Certificates, respectively. See "Description of the Certificates--Subordination and Allocation of Losses" in this term sheet supplement.

Shifting Interests

                  Unless credit enhancement to the Senior Certificates has reached a certain level and the delinquencies and losses on the related Mortgage Loans do not exceed certain limits, the Senior

Certificates will, in the aggregate, generally receive their pro rata share of principal collections, and 100% of all principal prepayment collections, received on the Mortgage Loans in the related Loan Group or Loan Groups before the 7th anniversary of the first Distribution Date (i.e., the Distribution Date in March 2013). During the next four years the Senior Certificates will, in the aggregate, generally receive their pro rata share of the scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments received on the Mortgage Loans in the related Loan Group or Loan Groups, as the case may be. This will result in an acceleration of the amortization of the Senior Certificates, in the aggregate, subject to the priorities described in "Description of the Certificates--Distributions" in this term sheet supplement, enhancing the likelihood that holders of those classes of certificates will be paid the full amount of principal to which they are entitled. See "Description of the Certificates--Distributions" and "Principal Distribution Amount" in this term sheet supplement for important limitations on the accelerated amortization of the Senior Certificates.

Cross-Collateralization

                  If, as a result of losses on the Mortgage Loans grouped together in a Track of Mortgage Loans, if any, the aggregate Class Principal Balance of the related certificates exceeds the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group (such class or classes, the related "Affected Senior Certificates"), then future principal payments otherwise allocable to the related Subordinate Certificates will be "crossed over" or used to repay principal of the Affected Senior Certificates by increasing the Senior Principal Distribution Amount for the Loan Group related to the Affected Senior Certificates in an amount equal to the lesser of (i) the aggregate amount of principal otherwise payable to the related Subordinate Certificates on such Distribution Date and (ii) the amount required to be paid to the Affected Senior Certificates so that their aggregate Class Principal Balance is equal to the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group. If on any Distribution Date, there is more than one undercollateralized Loan Group, the distributions described above will be made in proportion to the amounts by which the aggregate Class Principal Balance of the classes of Affected Senior Certificates related to a Loan Group in the applicable Track, if any, exceeds the principal balance of the Mortgage Loans in such Loan Group. In addition, to the extent the Available Distribution Amount for any individual Loan Group or Loan Groups (without taking into account any cross-over payments from other Loan Groups) is less than the interest and principal then distributable to the related Senior Certificates, the remaining Available Distribution Amount for the other such Loan Group or Loan Groups (after payment of all amounts distributable to the Senior Certificates related to such Loan Group or Loan Groups), will be reduced pro rata by an aggregate amount equal to such shortfall, and the amount of such reduction will be added to the Available Distribution Amount of the Loan Group or Loan Groups experiencing such shortfall.

                  All distributions described above will be made in accordance with the priorities set forth under "Description of the Certificates--Distributions" in this term sheet supplement.

                  In addition, if, as a result of rapid prepayments, the aggregate Class Principal Balance of the certificates related to a Track of Mortgage Loans, if any, has been reduced to zero prior to distributions on the current Distribution Date and such Senior Certificates are retired, amounts with respect to the related Mortgage Loans otherwise distributable as principal on each class of related Subordinate Certificates will instead be distributed as principal to the Senior Certificates related to the other Loan Groups in the Track of Mortgage Loans that remain outstanding, until the Class Principal Balances of the related Senior Certificates have been reduced to zero. In order for the distribution priority described in the foregoing sentence to apply on any Distribution Date, it must also be true that either
(a) the related Subordinate Percentage for that Distribution Date is less than 200% of the Subordinate Percentage as of the Cut-Off Date, or (b) the average outstanding principal balance of the Mortgage Loans in the Track 1 Loan Group that are delinquent 60 days or more (including any such Mortgage Loans in foreclosure or bankruptcy and REO properties) during the most recent three calendar months as a percentage of the related Subordinate Percentage is greater than or equal to 50%.

                  All distributions described above will be made in accordance with the priorities set forth under "Description of the Certificates--Distributions" in this term sheet supplement.

                  If the Mortgage Loans are grouped together in Tracks of Loan Groups, there will generally be no "cross-collateralization" between the Tracks.

                        FEDERAL INCOME TAX CONSEQUENCES

General

                  The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this term sheet supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

                  For federal income tax purposes, the Securities Administrator will cause one or more REMIC elections to be made with respect to the Trust Fund. The Offered Certificates other than the Residual Certificates will be regular interests in one of those REMICs (the "Regular Certificates"). Each class of Residual Certificates will represent the sole class of residual interest in each related REMIC.

                  Upon the issuance of the Offered Certificates, Sidley Austin LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Certificates

                  The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates may be issued with original issue discount ("OID"). Certain Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Certificate will be treated as holding a certificate with amortizable bond premium will depend on the holder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such holder. You should consult your own tax advisor regarding the possibility of making an election to amortize such premium. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or the amortization of premium, if any, for federal income tax purposes will be set forth in the Trust Agreement. The Depositor does not represent that the Mortgage Loans will prepay at any given rate.

                  See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," "--OID," "--Market Discount" and "--Amortizable Premium" in the prospectus.

Special Tax Considerations Applicable to the Residual Certificates

                  If there are multiple Tracks of certificates, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups. In addition, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups of the other Track of certificates. Certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

                  If the Mortgage Loans are not grouped into Tracks, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold the Mortgage Loans and certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMIC. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

                  The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no other related certificates outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                  Certain of the Residual Certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described below and under "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non- Recognition of Certain Transfers for Federal Income Tax Purposes" in the prospectus.

                  An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the Mortgage Loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.

                  The Internal Revenue Service (the "IRS") has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the related REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

Restrictions on Transfer of the Residual Certificates

                  The REMIC provisions of the Code impose certain taxes on (i) transferors of Residual Certificates to, or agents that acquire Residual Certificates on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The Trust Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the Securities Administrator an affidavit, substantially in the form set forth in the Trust Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trust administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in writing to the Securities Administrator in the form set forth in the Trust Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

                  In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Trust Agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes" in the prospectus.

                  Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective IRS Form W-8ECI or (ii) the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as U.S. Persons and so elects).

                  The Trust Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. The Residual Certificates will contain a legend describing the foregoing restrictions.

Status of the Offered Certificates

                  The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the Trust Fund (exclusive of any assets not included in any REMIC) would be so treated. In addition, to the extent the assets of the Trust Fund (exclusive of any assets not included in any REMIC) represent real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from the Offered Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Regular Certificates will be treated as qualified mortgages under Section 860G(a)(3).

                  The Securities Administrator will be designated as the "tax matters person" for the Trust Fund as defined in the REMIC regulations.

                  For further information regarding the federal income tax consequences of investing in the certificates, see "Federal Income Tax Consequences" in the prospectus.

                       CERTAIN LEGAL INVESTMENT ASPECTS

                  It is expected that the Offered Certificates, other than certain Offered Subordinate Certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The appropriate characterization under various legal investment restrictions of the Certificates that will not constitute "mortgage related securities," and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

                  Except as to the status of certain classes of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

                  See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

                  The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account (each, a "Plan"). Plans, insurance companies or other persons investing Plan assets (see "ERISA Considerations" in the prospectus) should carefully review with their legal counsel whether owning Offered Certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter's exemption, as described under "ERISA Considerations--Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or
Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Offered Certificates. However, the underwriter's exemption contains several conditions, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  The underwriter's exemption permits, among other things, Plans to purchase and hold subordinate certificates if they are rated "BBB-" or better at the time of purchase and applies to residential and home equity loans that are less than fully secured, subject to certain conditions. See "ERISA Considerations--Underwriter Exemption" in the prospectus.

                  The Depositor believes that all of the conditions of the underwriter's exemption except for those within the control of investors in the Offered Certificates (other than the Residual Certificates) will be met at the time of this offering.

                  Any fiduciary or other investor of Plan assets that proposes to own the Offered Certificates other than the Residual Certificates on behalf of or with Plan assets of any Plan should consult with legal counsel about:
(i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

                  A governmental plan, as described in Section 3(32) of ERISA, is not subject to the provisions of Title I of ERISA or Section 4975 of the Code. However, such a plan may be subject to provisions of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of a governmental plan proposing to invest in the Offered Certificates other than the Residual Certificates should consult with their advisors regarding the applicability of any such similar law to their investment in the Offered Certificates and the need for, and availability of, any exemptive relief under applicable law. The Depositor makes no representation that the sale of any of the Offered Certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                  The Residual Certificates may not be transferred to a Plan or to any persons acting on behalf of or investing the assets of a Plan. The Residual Certificates may be purchased by an insurance company which is purchasing the Residual Certificates with funds contained in an insurance company general account (as defined in Section V(e) of Prohibited Transaction Class

Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of the Residual Certificates are covered under Sections I and III of PTCE 95-60.

                            METHOD OF DISTRIBUTION

                  The Depositor has agreed to sell to Goldman, Sachs & Co. (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the Depositor and the Underwriter governs the sale of the Offered Certificates. The Underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

                  The Depositor has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

                  The Underwriter is an affiliate of the Depositor and GSMC.

                                 LEGAL MATTERS

                  The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriter by Sidley Austin LLP, New York, New York.

                              CERTIFICATE RATINGS
                  It is a condition to the issuance of the Offered Certificates that they receive ratings from at least two of Fitch Ratings, S&P and Moody's as set forth in the term sheet.

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                  The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans.

                  The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this term sheet supplement.

                  Interest Only Certificates are extremely sensitive to prepayments, which the ratings on the certificates do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

                  The Depositor has not requested a rating on the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating it would assign. A rating on the Offered Certificates by another rating agency may be lower than the rating assigned to the Offered Certificates by the Rating Agencies.

                                INDEX OF TERMS

                  Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.


A

Accrued Certificate Interest.....................S-84
Adjustment Date..................................S-35
Affected Senior Certificates.....................S-99
Affected Subordinate Certificates................S-83
Alternative Documentation Program................S-44
Assessment of Compliance.........................S-72
Attestation Report...............................S-72
Auction Call.....................................S-91
Available Distribution Amount....................S-90
Avelo............................................S-36

C

Certificate Account..............................S-34
Certificate Group................................S-82
Certificate Principal Balance....................S-82
Certificate Rate.................................S-84
Class Principal Balance..........................S-82
Closing Date.....................................S-81
CLUES Plus Documentation Program.................S-44
Code............................................S-100
Compensating Interest............................S-84
Conduit Mortgage Loans...........................S-35
Conduit Program..................................S-35
Countrywide......................................S-35
Countrywide Financial............................S-62
Countrywide Mortgage Loans.......................S-35
Countrywide Servicing............................S-36
Curtailments.....................................S-86
Custodian........................................S-34
Custodians.......................................S-34
Cut-Off Date.....................................S-34

D

Depositor........................................S-34
Deutsche Bank....................................S-34
Distribution Account.............................S-34
Distribution Date................................S-83
Due Date.........................................S-35

E

ERISA...........................................S-104
Excess Special Losses............................S-89
Expanded Underwriting Guidelines.................S-44

F

Fair Market Value Excess.........................S-91
Full Documentation Program.......................S-44

G

Group Subordinate Amount.........................S-84
GSMC.............................................S-35

I

Index............................................S-35
Initial Rate Adjustment Cap......................S-36
Initial Subordination Level......................S-83
Interest Accrual Period..........................S-84
Interest Only Certificates.......................S-82
IRS.............................................S-101
Issuing Entity...................................S-34

J

JPMorgan.........................................S-34
Junior Subordinate Certificates..................S-82

L

Lender Paid Mortgage Insurance Rate..............S-84
Lifetime Cap.....................................S-36
Lifetime Floor...................................S-36
Liquidated Mortgage Loan.........................S-87
Liquidation Principal............................S-87
Liquidation Proceeds.............................S-87
Loan Group.......................................S-35
loan-to-value ratio..............................S-36
LTV..............................................S-36

M

Margin...........................................S-35
Master Servicer..................................S-34
Master Servicer Event of Default.................S-59
Master Servicing Fee.............................S-57
Moody's..........................................S-81
Mortgage Loans...................................S-34
Mortgaged Property...............................S-35

N

Net Rate.........................................S-84
No Income/No Asset Documentation Program.........S-44
nonrecoverable...................................S-67
Notional Amount..................................S-82

O

Offered Certificates.............................S-82

OID.............................................S-100
One-Year CMT Loan Index..........................S-48
One-Year LIBOR Loan Index........................S-49

P

Payoffs..........................................S-86
Plan............................................S-104
PMI..............................................S-36
Preferred Processing Program.....................S-43
Prepayment Premium...............................S-48
Principal Payment Amount.........................S-85
Principal Prepayment Amount......................S-86
PTCE 95-60......................................S-105

R

Rate Adjustment Cap..............................S-36
Rating Agencies..................................S-81
Realized Loss....................................S-88
Record Date......................................S-83
Reduced Documentation Program....................S-44
Regular Certificates"...........................S-100
REIT............................................S-103
Residual Certificates............................S-82
Responsible Parties..............................S-35
Responsible Party................................S-35

S

S&P..............................................S-81
Sale and Servicing Agreement.....................S-36
Sections........................................S-100
Securities Administrator.........................S-34
Securities Administrator Fee.....................S-80
Senior Certificates..............................S-82
Senior Liquidation Amount........................S-87
Senior Percentage................................S-85
Senior Prepayment Percentage.....................S-86
Senior Principal Distribution Amount.............S-85
Senior Subordinate Certificates..................S-82
Senior Support Certificates......................S-82
Servicer.........................................S-61
Servicer Event of Default........................S-73
Servicer Remittance Date.........................S-69
Servicing Fee Rate...............................S-66
Six-Month LIBOR Loan Index.......................S-49
SMMEA...........................................S-103
Special Losses...................................S-89
Sponsor..........................................S-76
Standard Underwriting Guidelines.................S-44
Stated Income/Stated Asset Documentation Program.S-44
Statistical Calculation Date.....................S-35
Streamlined Documentation Program................S-44
Subordinate Certificates.........................S-82
Subordinate Percentage...........................S-86
Subordinate Principal Distribution Amount........S-85
Subordination Level..............................S-84
Subsequent Rate Adjustment Cap...................S-36
Subsequent Recoveries............................S-89
Super Senior Certificates........................S-82

T

Track............................................S-82
Track 1 Loan Group...............................S-35
Track 2 Loan Group...............................S-35
Track Loan Group.................................S-35
Trust Agreement..................................S-34
Trust Fund.......................................S-34
Trustee..........................................S-34

U

U.S. Bank........................................S-34
U.S. Person.....................................S-102
Underwriter.....................................S-105

W

Wells Fargo......................................S-34

================================================================================
This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities. This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.









                                _________________

                          GS Mortgage Securities Corp.
                                    Depositor

                             Wells Fargo Bank, N.A.
                  Master Servicer and Securities Administrator

                      Deutsche Bank National Trust Company
                                     Trustee

                             Avelo Mortgage, L.L.C.
                       Countrywide Home Loans Servicing LP
                                    Servicers
                                _________________









================================================================================


                          GSAA Home Equity Trust 2006-4

                                _________________

                              TERM SHEET SUPPLEMENT
                                _________________
                              Goldman, Sachs & Co.